Execution

Exhibit 10.14

SUBLEASE

This SUBLEASE (the “Sublease”) is dated as of the 20th day of November, 2015 by and between CIMPRESS USA INCORPORATED, a Delaware corporation (“Sublandlord”), and CHIASMA, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, pursuant to that certain Lease dated July 31, 2013, by and between 275 Wyman LLC, a Delaware limited liability company (“Prime Landlord”), as landlord, and Sublandlord, formerly known as Vistaprint USA, Incorporated, as tenant (the “Prime Lease”), a redacted copy of which Prime Lease has been delivered to Subtenant, Sublandlord leased from Prime Landlord certain premises (the “Original Premises”) located in the building commonly known as 275 Wyman Street, Waltham, Massachusetts (the “Building”), which Original Premises contain 302,006 rentable square feet of space, as more fully described in the Prime Lease; and

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises on the second floor of the Building, which Sublandlord and Subtenant stipulate contains 24,000 rentable square feet and is more particularly shown on the floor plan attached hereto as Exhibit A (the “Subleased Premises”), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth. The Subleased Premises shall include the appurtenant right in common with others and subject to the rules and regulations as may be established by Prime Landlord, to use the exterior walkways, sidewalks and driveways necessary for access to the Subleased Premises, the Parking Spaces and the Parking Structure, as well as common lobbies, entrances, stairs, elevators and public restrooms, loading areas, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, which are located in or around the Building which may be designated by Prime Landlord from time to time as common areas for the non-exclusive use by tenants and other occupants in the Building.

AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficient of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

2. Term. The term of this Sublease (the “Sublease Term”) shall commence on the date (the “Sublease Term Commencement Date”) that is the later to occur of: (i) March 15, 2016; or (ii) the date on which Sublandlord delivers exclusive possession of the Subleased Premises to Subtenant vacant, broom clean, free of all property and debris, free and clear of all hazardous materials and with all mechanical, electrical, plumbing and other base Building systems in good working order, and in compliance with all laws (the “Delivery Condition”) with the Sublandlord Work (as defined herein) Substantially Completed (as defined herein), and shall continue until 11:59 p.m. on the last day of the seventh Lease Year (as hereinafter defined), unless sooner terminated in accordance with the provisions of this Sublease. “Lease Year” shall mean each consecutive twelve (12) month period during the Sublease Term, commencing on the Sublease Term Commencement Date, except that if the Sublease Term Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Sublease Term Commencement Date through the final day of the calendar month during which the first anniversary of the Sublease Term Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve (12) month period during the Sublease Term following the first Lease Year.

3. Delivery.

A. Premises As Is.

SUBJECT TO COMPLETION OF SUBLANDLORD’S WORK AND DELIVERY OF THE PREMISES IN THE DELIVERY CONDITION IN ACCORDANCE WITH THIS SUBLEASE THE SUBLEASED PREMISES ARE LEASED “AS IS” AND “WHERE IS” AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS SUBLEASE, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR INTENDED USE.

B. Sublandlord’s Work.

Sublandlord shall prepare the Subleased Premises for Subtenant’s use and lawful occupancy in accordance with the provisions of this Sublease, including the Work Letter attached hereto as Exhibit B. Sublandlord’s Work (as defined in the Work Letter) shall be considered “Substantially Completed” when a certificate of occupancy (which may be temporary or conditional) has been issued by the appropriate authorities and delivered to Subtenant and Sublandlord’s Work has been completed and except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy of the Subleased Premises has been taken without causing undue interference with Subtenant’s use of the Premises (i.e., so called “punch list” items). Sublandlord shall use commercially reasonable efforts to complete such punch list items within thirty (30) days following the Sublease Term Commencement Date. Notwithstanding anything to the contrary, Subtenant shall be responsible for all furniture, and any of Subtenant’s security, other specialty items for the Subleased Premises (including dedicated HVAC units, if any), and any other improvements not part of Sublandlord’s Work at Subtenant’s sole cost and expense, subject to the provisions of Section 7 of the Work Letter.

C. General Provisions Applicable to Construction.

All construction work required or permitted by this Sublease, whether by Sublandlord or Subtenant, shall be done in a good and workmanlike manner and in compliance with the requirements of the Prime Lease and with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

4. Base Rent. Subtenant shall pay to Sublandlord, in advance, monthly installments, without withholding, offset or reduction, Base Rent as follows:

BASE RENT:	Per Annum	Per Month

First 90 days following Sublease Term Commencement Date:	$28,500 (3 mos.)	$9,500.00

Balance of Lease Year 1 after first 90 days:	$507,375.00 (9 mos)	$56,375.00

Lease Year 2 and 3:	$1,014,000.00	$84,500.00

Lease Years 4, 5, 6 & 7 :	$1,038,000.00	$86,500.00

Base Rent for any partial calendar months shall be prorated on a daily basis, based on a 365-day year.

5. Additional Rent. Subtenant acknowledges that pursuant to Section 4.5 of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of Operating Expenses and Taxes. Subtenant shall pay to Sublandlord with its monthly payment of Base Rent, as additional rent, seven and ninety-five hundredths percent (7.95%) (“Subtenant’s Proportionate Share”) of any increase in Taxes over and above Fiscal Year 2017 Taxes for the Original Premises (July 1, 2016 through June 30, 2017), grossed up to reflect 100% occupancy and assessment, as adjusted by the results of any abatement, reassessment or litigation, and of any increase in total Operating Expenses for the Original Premises incurred during calendar year 2016 (January 1, 2016 through December 31, 2016), grossed up to reflect 100% occupancy (collectively, “Subtenant Additional Rent”). Subtenant Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis.

Within ten (10) business days following receipt by Sublandlord of the Landlord’s Statement (as defined in the Prime Lease) from Prime Landlord, Sublandlord shall send Subtenant a statement together with a copy of the Landlord’s Statement, as applicable, and all other relevant documentation establishing the actual Subtenant Additional Rent. If Subtenant has paid more in estimated Subtenant Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for rent (or refund such excess to Subtenant within thirty (30) days if the Sublease Term has ended). If Subtenant has paid less than the actual Subtenant Additional Rent due under this Section 5, Subtenant shall pay any deficiency to Sublandlord within thirty (30) days following receipt of the reconciliation documentation from Sublandlord.

Subtenant will have the right, upon reasonable prior written notice to Sublandlord, to audit Sublandlord’s books and records with respect to Sublandlord’s computation of Subtenant Additional Rent for any particular calendar year. Any such right of audit as to a particular calendar year must be exercised, if at all, within ninety (90) days after Subtenant’s receipt from Sublandlord of Landlord’s Statement stating the actual Taxes and Operating Expenses for such calendar year as provided to Sublandlord by Prime Landlord. If Subtenant fails to so exercise its audit right within such ninety (90) day period, then its audit right with respect to the subject calendar year will terminate for all purposes of this Sublease. Subtenant will bear all costs associated with the auditing of Sublandlord’s books and records. Without imposing any obligation on Sublandlord to audit Prime Landlord’s books and records, in the event that Sublandlord chooses to audit Prime Landlord’s books and records (to the extent Sublandlord is permitted to do so under the Prime Lease) and Sublandlord realizes any savings as a result of any such audit, Sublandlord shall pass through to Subtenant Subtenant’s Proportionate Share of any such savings. Sublandlord agrees to provide Subtenant with a copy of the results of any audit or review performed by or on behalf of Subtenant and any notice of reductions payable under the Prime Lease as a result of such audit or other review.

6. Utilities/Security. Subtenant shall pay for all electricity consumed in the Subleased Premises, as reasonably allocated by Sublandlord based upon the submeter that measures consumption in the approximately 29,000 rentable square foot pod of which the Subleased Premises is a part. The balance of such pod is vacant, but if a future occupant of the balance of such pod uses a disproportionately large amount of electricity (because, for example, it has a data center), Sublandlord, at its sole cost and expense, will install a check meter to measure relative consumption within the pod, and costs shall be allocated in accordance with those check meters. If Sublandlord is required to pay to Prime Landlord Additional Rent on account of Subtenant’s use of HVAC services beyond Normal Business Hours, Subtenant shall pay to Sublandlord within fifteen (15) days after Sublandlord’s demand therefor, as Subtenant Additional Rent, all such amounts payable to Prime Landlord. Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate Share of all reasonable, out-of-pocket expenses for building security services incurred by Sublandlord within thirty (30) days after invoicing therefor.

7. Use. The Subleased Premises shall be used for business office use and uses customarily accessory thereto, but for no other uses.

8. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises or the Building which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except as expressly provided in this Sublease and except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

A.	The defined economic terms for “Annual Fixed Rent – Initial Term,” “Initial Term,” “Premises,” “Guarantor,” “Extension Terms,” “Annual Fixed Rent – Extension Term,” “Broker” are inapplicable;

B.	Sections 4.5, 4.6, 4.7, and 4.8 of the Prime Lease (relating to additional rent) are applicable, as modified by the provisions of Paragraphs 5 and 6 of this Sublease, but Appendix J shall be applicable to the extent its provisions impact the calculation of additional rent payable under the Prime Lease;

C.	Sections 4.9, 5.8, and Section 8.3 as it relates to Sublandlord are inapplicable;

D.	Article II of the Prime Lease (relating to Premises and Term) is inapplicable as between Subtenant and Sublandlord, except to the extent enforcement of Prime Landlord’s obligations under such Article II is required in order for Sublandlord to perform its obligations under this Sublease, and except to the extent such parking rights are incorporated into this Sublease in Section 14 below;

E.	Article IX of the Prime Lease (relating to Brokers) is inapplicable;

F.	Article III and Appendix D of the Prime Lease (relating to Landlord’s Work and Tenant Work) is inapplicable;

G.	Article XII of the Prime Lease (relating to Purchase Right of First Offer) is inapplicable;

H.	Appendix G of the Prime Lease (relating to the Notice of Lease) is inapplicable;

I.	Schedules 2.5, 4.9, and 5.2.1.3(2) are inapplicable; and

J.	Where appropriate, references to “Landlord” in the Prime Lease shall be deemed to mean “Sublandlord” hereunder and references to “Tenant” in the Prime Lease shall be deemed to mean “Subtenant” hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

9. Subtenant’s Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Prime Lease unless attributable to a default under this Sublease by Subtenant or anyone claiming by, through or under Subtenant, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Prime Landlord or, during Tenant’s Control Period, with Sublandlord, under the Prime Lease or which existed as of the Sublease Term Commencement Date, (iii) any violations of law resulting from such conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Prime Landlord on Sublandlord as a result of Sublandlord’s default under the Prime Lease except if caused by the act or omission of Subtenant or anyone claiming by, through or under Subtenant, (v) the removal or restoration of any of Sublandlord’s Work, Landlord’s Work or Tenant Work, except as explicitly provided for in this Sublease or in any consent or similar document entered into among Prime Landlord, Sublandlord and Subtenant, and (vi) making payment of any sums either to Prime Landlord or Sublandlord in satisfaction of charges accruing under the Prime Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior or subsequent to the Sublease Term, or resulting from a service as may be provided to Sublandlord under the Prime Lease which is not requested by Subtenant.

If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant’s assumption of Sublandlord’s obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by (i) one-half of the period specified in the Prime Lease for curing of monetary default, or (ii) ten (10) days prior to the expiration of such Prime Lease cure period for non-monetary default, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Subtenant Additional Rent under this Sublease.

10. Sublandlord’s Covenants. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and the Additional Parking License and to promptly pay when due all rents due and accruing to Prime Landlord. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord’s rights under the Prime Lease and the Additional Parking

License including warranty rights of Prime Landlord under the Work Letter in Appendix D of the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease. Notwithstanding the foregoing, as long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Subleased Premises, to the benefit of Prime Landlord’s obligations and agreements to furnish utilities and other services to the Subleased Premises (and during any Tenant’s Control Period, obligations of Sublandlord) and to repair and maintain the common areas, roof, Building systems and all other obligations of Prime Landlord under the Prime Lease. Except with respect to a termination of the Prime Lease resulting from the exercise of a right to terminate expressly provided in the Prime Lease on account of a casualty or condemnation and provided and so long as this Sublease is in full force and effect and has not been terminated, Sublandlord shall not, without Subtenant’s prior written consent, (i) do or permit its agents, contractors, employees or invitees to do anything which would cause the Prime Lease or the Additional Parking License to be cancelled, terminated or surrendered unless Prime Landlord either has agreed or will agree to recognize Subtenant’s rights under this Sublease from and after the date of such surrender or termination of the Prime Lease pursuant to a written agreement reasonably acceptable to Subtenant, or (ii) terminate, voluntarily or otherwise, the Prime Lease or the Additional Parking License or amend the Prime Lease or the Additional Parking License in any material way which is inconsistent with or adversely affects Subtenant’s rights hereunder or has a material adverse effect on Subtenant’s use and occupancy of the Subleased Premises. Sublandlord shall deliver to Subtenant copies of all executed amendments to the Prime Lease and the Additional Parking License, which copies may be redacted so as to remove any confidential information not related to the Subleased Premises. Sublandlord represents and warrants to Subtenant that (i) a true, correct and complete copy of the Prime Lease (excluding redacted terms not relevant to Subtenant) and the Additional Parking License have been delivered to Subtenant, (ii) the Prime Lease is in full force and effect, (iii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Prime Lease or the Additional Parking License, and (iv) Sublandlord has not received any notice of default under the Prime Lease or the Additional Parking License.

11. Indemnification. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with Subtenant’s use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease or of the Consent to be performed by Subtenant, including without limitation all requirements of Prime Landlord relating to installation and use of any condenser unit on the Building roof, access thereto and removal thereof. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Sublandlord hereunder.

12. Assignment and Subletting. Subtenant shall be entitled to assign or sub-sublease this Sublease in accordance with the terms of Section 5.1.11 of the Prime Lease. Notwithstanding the foregoing, Sublandlord shall not be entitled to exercise any recapture or termination rights as set forth in Section 5.1.11 of the Prime Lease. No such sublease or assignment shall be effective without the consent of Prime Landlord under the Prime Lease. If Sublandlord and Prime Landlord consent to any such assignment or sub-subletting, Subtenant shall remain fully and primarily liable to Sublandlord, in all respects, under this Sublease.

13. Broker. Each of Sublandlord and Subtenant represents and warrants to the other that except for Cushman & Wakefield (“Broker”) it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Per a separate agreement, Sublandlord shall pay any fees of the Broker associated with this Sublease.

14. Parking. Notwithstanding anything to the contrary contained herein, Subtenant shall be entitled to use, on a first come first serve basis, Subtenant’s Proportionate Share of the parking spaces allocated to Sublandlord under the Prime Lease and the Additional Parking License.

15. Amenities. Throughout the Sublease Term, as the same may be extended, Subtenant shall have the right to use, at no additional charge (except for the Operating Expenses passed through to Sublandlord and Subtenant by virtue of Section 4.5 of the Prime Lease), the cafeteria and fitness center (the “Fitness Center”) referenced in Sections 5.2.1.7 and 5.2.1.8 of the Prime Lease, on the same terms and conditions as are applicable to Sublandlord under the Prime Lease. As a condition for Subtenant’s use of the Fitness Center, Subtenant shall require Subtenant or any of Subtenant’s agents, invitees, employees, or contractors (collectively “Subtenant’s Fitness Center Users”) (as hereinafter defined) who use the Fitness Center to execute waiver documents in the form attached to this Sublease as Exhibit C, and Subtenant shall indemnify and hold harmless Sublandlord, Prime Landlord, and VistaPrint Limited from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with the use of the Fitness Center by Subtenant or any of Subtenant’s agents, invitees, employees, or contractors (collectively, “Subtenant’s Fitness Center Users”).

16. Security Deposit. On or prior to the date hereof, Subtenant shall provide Sublandlord with a letter of credit in the form attached hereto as Exhibit D from a financial institution reasonably satisfactory to Sublandlord (and Sublandlord acknowledges that Bank of America is satisfactory) in the original amount of $450,000. Subtenant shall maintain such letter of credit until the date that is sixty (60) days after expiration of the Sublease Term. Subtenant may reduce the security deposit to $345,000 on the third anniversary of the Sublease Term Commencement Date and to $225,000 on

the fifth anniversary of the Sublease Term Commencement Date, provided that at the time of each such reduction no defaults have occurred under this Sublease beyond applicable notice and grace periods. Sublandlord shall confirm in writing that the conditions for reduction of the Letter of Credit have been satisfied as of the applicable review date (which confirmation Sublandlord agrees to provide within ten (10) Business Days after Subtenant’s written request, if correct), and, Subtenant may provide Sublandlord with an amendment to the Letter of Credit or a new Letter of Credit meeting all of the requirements of this Section 16 to accomplish such authorized reduction of the Letter of Credit. Such letter of credit may be drawn from time to time by Sublandlord upon Subtenant’s default of its obligations under this Sublease, beyond any applicable notice and cure periods, or if such letter of credit is about to expire and has not been renewed within thirty (30) days preceding such expiration. Should Sublandlord draw down the letter of credit, Subtenant shall be obligated to restore it to the then required amount under this Section 16. Sublandlord shall assign the security deposit to a successor or transferee and, following the assignment, Sublandlord shall have no further liability with respect to the security deposit. If the letter of credit is drawn down and held by Sublandlord as a cash security deposit, Sublandlord (i) shall not be required to keep the security deposit separate from its other accounts, and (ii) shall return any unapplied portion of the security deposit to Subtenant within sixty (60) days after the later to occur of the expiration of the Sublease Term or the date Subtenant surrenders the Premises to Sublandlord in compliance with this Sublease.

17. Contingency. This Sublease is conditioned upon the completion of the following (the “Contingencies”) on or before November 13, 2015 (the “Contingency Date”): (a) the consent of Prime Landlord to this Sublease substantially in the form attached hereto as Exhibit E (the “Consent”); and (b) the final approval by Prime Landlord and Sublandlord of the Plans to be provided by Subtenant under the Work Letter, including agreement as to (i) installation rooftop condenser units, access thereto and removal thereof, and (ii) whether portions of Sublandlord’s work will be required by Prime Landlord to be removed or restored at the end of the Prime Lease Term. If the Contingencies are not satisfied by the Contingency Date, either party may elect to terminate this Sublease by notice to the other party within ten (10) Business Days following such Contingency Date. If this Sublease is so terminated: (i) all amounts previously paid by either party to the other on account of this Sublease shall be returned; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease.

18. Signage. Sublandlord agrees to provide to Subtenant, and install at Sublandlord’s sole cost and expense, signs identifying Tenant and, if requested, Tenant’s logo in the following locations:

A.	On park signage approaching the Building;

B.	On the large wall facing the plaza at the main entrance on the east side of the Building, to be shared with Sublandlord and other subtenants;

C.	In the main lobby of the Building at the reception desk; and

D.	At the entrance to the Subleased Premises.

All signs shall be installed in accordance with plans and specifications prepared by Subtenant and approved by Sublandlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

19. Expansion Right. Subject to the provisions of this Section 19, so long as at least three years remain in the Sublease Term, including the Extension Right, if exercised by Subtenant, Subtenant shall have an ongoing right of first offer (the “Right of First Offer”) on any then-available portions of the second floor of the Building (each, a “ROFO Space”) upon the following terms and conditions. This Right of First Offer is subject and subordinate to the right of Sublandlord or any affiliate of Sublandlord to use or occupy such ROFO Space, but no other party holds expansion or first offer or refusal rights to the ROFO Space that are superior to the rights of Subtenant set forth in this Section 19.

Sublandlord will notify Subtenant of its plans to market a ROFO Space (the “ROFO Notice”) for lease to any party unrelated to Sublandlord (it being acknowledged and agreed that the Right of First Offer shall not be applicable to space Sublandlord intends to occupy and/or provide to affiliates of Sublandlord), which ROFO Notice shall specify the location and square footage for such ROFO Space, Sublandlord’s estimate of the Fair Market Rent (as defined below) for such ROFO Space, the date of availability of such ROFO Space and all other material terms and conditions which will apply to such ROFO Space. Within ten (10) business days following its receipt of any ROFO Notice, Subtenant shall have the right to accept the same by written notice to Sublandlord (the “ROFO Acceptance Notice”), provided that if Subtenant disputes Sublandlord’s estimate of the Fair Market Rent in the ROFO Acceptance Notice, the Fair Market Rent for such space shall be determined as set forth in Section 20 (as appropriately modified to determine fair market rent for expansion space as opposed to a renewal term). If Subtenant timely delivers a ROFO Acceptance Notice, Sublandlord and Subtenant shall execute an amendment to this Sublease, subject to Prime Landlord approval and consent, incorporating the ROFO Space into the Subleased Premises for the remainder of the Sublease Term, as the same may be extended, upon the terms contained in the ROFO Notice within ten (10) business days following Sublandlord’s delivery to Subtenant of a form therefor (and if the Sublandlord’s determination of Fair Market Rent was disputed in the ROFO Notice and not agreed to as of the commencement of the term for such ROFO Space, then rent shall be Sublandlord’s determination of Fair Market Rent until the finalization of the Fair Market Rent appraisal, and any change in such rent amount shall be adjusted – with applicable credits or reimbursement for any underpayment or overpayment - thereafter). In no event shall the Fair Market Rent for the ROFO Space be less than the then current Base Rent for the Subleased Premises.

If Subtenant fails to timely deliver a ROFO Acceptance Notice within said ten (10) business day period or fails to execute Sublandlord’s form of amendment for such ROFO Space within ten (10) business days of receipt from Sublandlord of the same, Subtenant shall be deemed to have waived its rights with respect to a ROFO Space and Sublandlord shall be entitled, but not required, to lease all or any portion of such ROFO Space to any party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Sublandlord determines, all in its sole discretion, and the Right of First Offer with respect to such ROFO Space in such ROFO Notice shall be of no further force or effect.

Notwithstanding any contrary provision of this Sublease, any Right of First Offer, and any exercise by Subtenant of any Right of First Offer shall be void and of no effect unless on the date Subtenant timely delivers a ROFO Acceptance Notice to Sublandlord and on the commencement date of the amendment for a ROFO Space (as applicable): (i) this Sublease is in full force and effect, (ii) no default has occurred under this Sublease which remains continuing and uncured after any applicable notice and opportunity to cure and (iii) Subtenant shall not have assigned this Sublease, except as may be assigned through a Permitted Transfer, and there shall not be any sub-sublease or sub-subleases then in effect except for Permitted Transfers.

Subtenant acknowledges and agrees that Subtenant’s Right of First Offer with respect to any space that is not subject to a third-party lease on the date hereof (the “Vacant Space”) shall not be of any force or effect until such time as such Vacant Space has been initially leased to a third-party tenant after the date hereof and such lease (and any rights held by such tenant in any part of the Building consisting of a ROFO Space) has subsequently expired.

20. Extension Option. Subject to the terms hereof, Subtenant shall have the right (“Extension Right”) to extend the Sublease Term on the same terms and conditions as this Sublease except for the change in Base Rent as provided below and there shall be no further Renewal Options.

Provided that (i) a default as described in this Sublease shall not have occurred and be continuing beyond applicable notice and cure periods on the day on which Subtenant purports to exercise the Extension Right on the first day of the Renewal Term (as defined below), and (ii) the Subtenant named herein or a Permitted Transferee is actually occupying at least 75% of the entire Subleased Premises as of each of said dates, Subtenant shall have the option (“Extension Option”) to extend the Sublease Term until August 15, 2026 (the “Renewal Term”), unless sooner terminated as provided in this Sublease, subject to all the terms of this Sublease except for the change in Base Rent as provided below and there shall be no further Extension Option.

Subtenant shall exercise the Renewal Option, if at all, by giving written notice (“Notice to Renew”) of exercise to Sublandlord no later than fifteen (15) months prior to expiration of the Sublease Term. If Subtenant fails to give such notice to Sublandlord within such time, Subtenant shall be deemed to have waived the right to exercise the Renewal Option. Upon Subtenant’s exercise of the Renewal Option, the Sublease Term shall be deemed to include the Renewal Term.

The annual Base Rent payable during the Renewal Term shall be the fair market rent for comparable first class office space in effect in the 128 West office market on the commencement date of the Renewal Term (the “Fair Market Rent”). The determination of Fair Market Rent (whether such determination is made by Sublandlord and/or Subtenant or the brokers referenced herein) shall take into account all relevant factors.

The Fair Market Rent shall be determined as follows:

(1) Within fifteen (15) calendar days after receipt of a Notice to Renew, Sublandlord shall furnish Subtenant with Sublandlord’s estimate of Fair Market Rent (“Sublandlord’s Rent Estimate”).

(2) Within fifteen (15) calendar days after receipt of Sublandlord’s Rent Estimate, Subtenant shall respond and specify whether and the extent to which Subtenant disputes Sublandlord’s Rent Estimate.

(3) If Subtenant disputes Sublandlord’s Rent Estimate, Subtenant and Sublandlord shall negotiate in good faith for an additional thirty (30) calendar days to reach agreement on the Fair Market Rent.

(4) If Subtenant and Sublandlord shall not have reached agreement as to the Fair Market Rent after such additional thirty (30) calendar days, Sublandlord and Subtenant, within ten (10) calendar days after the expiration of such thirty (30) calendar day period, shall each select a real estate broker affiliated with a major Boston commercial real estate brokerage firm and having at least fifteen (15) years’ experience in the field with office properties similar to the Building in the Boston area to determine the Fair Market Rent. The two selected brokers shall within fourteen (14) calendar days appoint a third broker having the qualifications described above (the “Third Broker”). Each party shall pay the fees and expenses of the broker it selected and the fees and expenses of the Third Broker shall be borne equally by both parties.

(5) Within thirty (30) calendar days after the selection of the Third Broker, the brokers shall determine the Fair Market Rent. In the event that the brokers have not agreed upon the Fair Market Rent within such thirty (30) day period, each broker shall simultaneously deliver, within ten (10) calendar days thereafter, a written appraisal of the Fair Market Rent to Sublandlord and Subtenant, and the Fair Market Rent shall be the average of the two closest appraisals.

(6) If Sublandlord or Subtenant shall have failed to designate a broker within the time period provided therefor above, then the broker which has been designated, whether by Sublandlord or Subtenant, shall alone make the determination of the Fair Market Rent. If Subtenant and Sublandlord have both designated brokers but the two brokers so designated do not agree upon and designate the third broker willing so to act within the time period provided therefor above, the Subtenant, the Sublandlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though such broker had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Subtenant, the Sublandlord, the broker first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment.

21. Return of Premises. Subtenant shall, at the expiration or termination of this Sublease, peaceably yield up the Subleased Premises in broom-clean condition, wear and tear, and damage by fire and other casualty excepted. Subtenant shall remove all cables and wires serving the Subleased Premises (to the extent installed by or on behalf of Subtenant and not existing in or serving the Subleased Premises as of the Sublease Term Commencement Date), but, provided Prime Landlord consents at the time it delivers the Consent, Subtenant shall not be responsible for the removal of the TI Work pursuant to Section 5.1.9 of the Prime Lease.

22. Miscellaneous.

A.	Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

B.	Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the Premises in the case of notices to Sublandlord and in the case of notices to Subtenant as follows:

Prior to the Sublease Term Commencement Date:

Chiasma

60 Wells Ave, Suite 102

Newton, MA 02459

Attn: Mark J. Fitzpatrick

After the Sublease Term Commencement Date:

At the Subleased Premises

Attn: Mark J. Fitzpatrick

C.	Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

D.

Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within twenty (20) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Base Rent and Subtenant Additional Rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

E.	No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

F.	Memorandum of Sublease. Subtenant shall not record this Sublease or any memorandum hereof. Subtenant may file this Sublease and it exhibits with the Securities and Exchange Commission if required by law.

G.	Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

H.	Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

I.	Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

J.	Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

K.	Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

SUBLANDLORD:

CIMPRESS USA INCORPORATED, a Delaware corporation

By:	/s/ Sean Quinn
	Name:	Sean Quinn
	Title:	SVP, CFO

SUBTENANT:

CHIASMA, INC., a Delaware corporation

By:	/s/ Mark Leuchtenberger
	Name:	Mark Leuchtenberger
	Title:	President and CEO

[Signature page to Sublease]

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EXHIBIT A

FLOOR PLAN SHOWING SUBLEASED PREMISES

[See Attached]

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A-1

EXHIBIT B

WORK LETTER

1. Sublandlord’s Work. This Exhibit B sets forth the obligations of Sublandlord and Subtenant with respect to the initial improvements to be performed in the Subleased Premises to prepare the same for Subtenant’s use and occupancy. Sublandlord shall construct the initial improvements as shown on the Plans (as defined below) in accordance with the terms of this Exhibit B (“Sublandlord’s Work”).

2. Plans. Subtenant’s architect will prepare the initial test fit plan for the Sublandlord’s Work at Subtenant’s sole cost and expense, provided that Sublandlord shall provide an allowance in the amount of $1,920.00 for the purposes of the initial test fit plan. Subtenant shall, at its sole cost and expense, prepare or cause to be prepared, subject to approval by Sublandlord and Prime Landlord, final architectural, electrical and mechanical construction drawings, plans and specifications (collectively, the “Plans”) necessary to construct Sublandlord’s Work, which plans shall comply with all Sublandlord’s architect’s and engineers’ requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building and be consistent with the initial test fit plan. Subtenant covenants and agrees to devote such time as may be reasonably necessary in consultation with said architect and engineers to enable them to complete and submit the final Plans to Sublandlord and Prime Landlord for approval. Time is of the essence with respect to Subtenant’s cooperation in the preparation, submission and approval of the Plans. Approval by Sublandlord of Sublandlord’s Work and the Plans shall not constitute any warranty by Sublandlord to Subtenant of the adequacy of the design for Subtenant’s intended use of the Subleased Premises nor shall Sublandlord’s approval of the Plans create any liability or responsibility on the part of Sublandlord for compliance with applicable statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the Americans with Disabilities Act).

3. Working Drawings. If deemed necessary by Sublandlord for the performance of Sublandlord’s Work, Subtenant, at its sole cost and expense (subject to the Subtenant Allowance provided for in Paragraph 7), shall prepare final working drawings and specifications for Sublandlord’s Work (the “Working Drawings”) based upon and consistent with the Plans and the plans, drawings, specifications, finish details and other information furnished by Subtenant to Sublandlord under Paragraph 2 above.

4. Performance of Sublandlord’s Work. Except as hereinafter provided to the contrary, Sublandlord shall perform Sublandlord’s Work shown on the Plans and Working Drawings using Building standard materials and quantities as reasonably determined by Sublandlord (“Building Standards”).

5. Substantial Completion. Sublandlord shall use reasonable efforts to cause Sublandlord’s Work to be Substantially Completed (as defined in Section 3(B) of the Sublease), subject to delays caused by Force Majeure (as defined below) and Subtenant Delays (as defined in Paragraph 6 below), on or before March 15, 2016 (the “Anticipated Substantial Completion Date”). If Sublandlord’s Work is not Substantially Completed on or before the Anticipated Substantial Completion Date (as extended), the Sublease shall remain in full force and effect; provided:

(i) The Sublease Term Commencement Date shall not occur until Sublandlord’s Work is Substantially Completed, except as set forth in Section 6 with respect to a Subtenant Delay;

(ii) If Sublandlord does not deliver the Subleased Premises to Subtenant in the Delivery Condition with the Sublandlord Work Substantially Completed by April 15, 2016 (the “First Outside Date”) and such failure to so deliver is not the result of Force Majeure or Subtenant Delay, then for each day thereafter until such time as the Subleased Premises are delivered to Subtenant in the Delivery Condition with the Sublandlord’s Work Substantially Completed, Subtenant shall receive a rent credit equal to one day’s Base Rent at the highest rental rate payable during the first Lease Year and after the initial ninety (90) days thereof which reflects a reduced rental rate; and

(iii) In the event that Sublandlord does not deliver the Subleased Premises to Subtenant in the Delivery Condition with the Sublandlord’s Work Substantially Completed by July 12, 2016 (the “Final Outside Date”), and such failure to so deliver is not the result of Force Majeure (but the extension on account of Force Majeure shall not exceed 30 days) or Subtenant Delay, then Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord at any time after the Final Outside Date but prior to the date that Sublandlord actually Substantially Completes the Sublandlord’s Work and delivers the Premises in the Delivery Condition.

“Force Majeure” shall mean events beyond Sublandlord’s reasonable control, including, without limitation, accident; breakage; strike, lockout; act of terrorism; shortage of materials, which shortage is not unique to Sublandlord; governmental regulation, moratorium or other governmental action, inaction or delay; or fire, flood, unusually inclement weather, earthquake or other natural disaster.

6. Subtenant Delay. In the event of a “Subtenant Delay”, defined below, the Sublease Term Commencement Date shall be deemed to be the date Sublandlord’s Work would have been Substantially Completed absent Subtenant Delays, as reasonably determined by Sublandlord. “Subtenant Delay” shall mean an actual delay in the Sublandlord Work and to the extent such delay results from any of the following:

(i)	the performance of any other work in the Subleased Premises by any person, firm or corporation employed by or on behalf of Subtenant, such as is contemplated under Section 8 hereof, that actually delays Substantial Completion of Sublandlord’s Work;

(ii)	the failure of Subtenant to pay for the cost, if any, of Sublandlord’s Work in excess of the Subtenant Allowance within the time periods set forth in Paragraph 7 below;

(iii)	the failure to approve recommended contractor and subcontractor selections within three (3) business days after request by Sublandlord, the timing of which shall not be required earlier than the date by which Subtenant is to approve the Project Cost Estimate, as provided in Section 7 below;

(iv)	the failure to approve the Project Cost Estimate by December 4, 2015 (or, if later, the date that is five (5) days after the Project Cost Estimate is initially delivered to Subtenant); and

(v)	any other act or omission of Subtenant which results in actual delay in the Substantial Completion of Sublandlord’s Work, provided Sublandlord advised Subtenant of such act or omission within two (2) business days after the occurrence thereof.

7. Cost of Sublandlord’s Work; Subtenant Allowance. Sublandlord shall complete Sublandlord’s Work at Subtenant’s expense, except that Sublandlord shall contribute to Subtenant an allowance of up to $1,920,000.00 (the “Subtenant Allowance”). Promptly following Sublandlord’s written approval of the Plans, and, if applicable, the Working Drawings, Sublandlord shall deliver a “Project Cost Estimate” to Subtenant, reflecting the best prices resulting from Sublandlord’s bidding process. The Project Cost Estimate will include the costs to install the Subtenant’s structured tel/data wiring and cabling in the Subleased Premises as hard costs (but not “dynamic cabling” or patching, within and between racks, such work being the responsibility of Subtenant). In connection with Sublandlord’s Project Cost Estimate, Sublandlord’s general contractor shall obtain a minimum of three (3) bids for all major subtrades. Promptly following Sublandlord’s delivery of same, Subtenant may either approve the Project Cost Estimate or request that changes be made to the final Plans, and, if applicable, the Working Drawings (subject to Sublandlord’s and Prime Landlord’s approval) for the purpose of lowering the total project cost. If Subtenant fails to deliver either its written approval of, or its written request for modifications to, any Project Cost Estimate within five (5) business days following delivery by Sublandlord, Subtenant shall be deemed to have approved the Project Cost Estimate in its entirety. Once Sublandlord and Subtenant have approved the Project Cost Estimate (or the Project Cost Estimate is deemed approved), the parties shall execute an instrument confirming the amount of the final Project Cost Estimate. Sublandlord shall accept the lowest bids for the Sublandlord Work unless Subtenant otherwise approves. The Sublandlord’s Work shall be performed on an open book basis, on the basis of a guaranteed maximum price contract.

If the sum of the final Project Cost Estimate and Subtenant’s Soft Costs exceeds the Subtenant Allowance, Subtenant shall be entitled to the Subtenant Allowance in accordance with the terms hereof, but the timing of each individual disbursement of the Subtenant Allowance shall be disbursed in the proportion that the Subtenant Allowance bears to the total cost for Sublandlord’s Work (e.g., if the Subtenant Allowance equals 80% of the Project Cost Estimate, then Sublandlord shall disburse a portion of the Subtenant Allowance equal to 80% of the costs covered by each requisition, up to the aggregate amount of the Subtenant Allowance). In all events, Subtenant shall pay Sublandlord all costs of Sublandlord Work in excess of the Subtenant Allowance. Subtenant shall be allowed to use up to ten percent (10%) of the Subtenant Allowance toward the following (“Subtenant’s Soft Costs”): toward the Project Management Fee and, to the extent the Subtenant Allowance exceeds the cost of Sublandlord’s Work and the Project Management Fee, toward architectural, engineering and project management fees and costs (which in the aggregate shall not exceed $150,000) and toward costs related to moving As used herein, “Project Management Fee” shall mean the fee to be paid by Subtenant to Sublandlord in the amount of four percent (4%) of the hard construction costs, which Project Management fee shall be deducted from the Subtenant Allowance with each draw. In consideration of the Project Management Fee, Sublandlord shall not charge Subtenant for any fees or expenses to review the Plans.

In the event Sublandlord receives from its general contractor a change order request that would increase the cost of Sublandlord’s Work, Sublandlord shall deliver a copy of such change order request to Subtenant. Subtenant shall approve or reject the proposed change order within two (2) business days after delivery thereof, with Subtenant’s failure to reject the proposed change order in writing being deemed an election to accept the change order. If Subtenant rejects the proposed change order, Sublandlord and Subtenant and the general contractor shall meet to discuss the change order and will attempt to reach a resolution as to any dispute. If, by the date that is four (4) business days after the delivery of the proposed change order to Subtenant, no resolution has been reached, then notwithstanding Subtenant’s objections, Sublandlord shall be free to accept the proposed change order.

8. Subtenant Access. Sublandlord, upon request by Subtenant, shall grant to Subtenant and Subtenant’s agents a license to enter the Subleased Premises at any time from and after the date which Sublandlord reasonably determines to be sixty (60) days prior to the date Sublandlord’s Work will be Substantially Completed for the purposes of installing Subtenant’s cabling, audiovisual equipment, furniture and fixtures in the Subleased Premises. It shall be a condition to the grant by Sublandlord and continued effectiveness of such license that:

(a) Subtenant’s request for such early access shall be accompanied by: (i) a description of and schedule for the work to be performed by those persons and entities for whom such access is being requested; (ii) the names and addresses of all contractors for whom such early access is being requested and copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (iii) certificates of insurance (in amounts and with insured parties satisfactory to Sublandlord). All of the foregoing shall be subject to Sublandlord approval in its sole discretion.

(b) Such early access for installation purposes shall be subject to reasonable scheduling by Sublandlord.

(c) Subtenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with (i) Sublandlord and Sublandlord’s agents in performing Sublandlord’s Work or any additional tenant improvement work in the Subleased Premises or work by Sublandlord or its agents in other premises or common areas of the Building, or (ii) the general operation of the Building. If at any time such entry shall cause or reasonably threaten to cause such disharmony or interference, Sublandlord may withdraw such license immediately upon written notice to Subtenant.

Any such entry into and occupation of the Subleased Premises by Subtenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Sublease (including, without limitation, the insurance and indemnity provisions therein), except that Base Rent and Subtenant Additional Rent shall not be payable until the date set forth in Section 4 of the Sublease (Subtenant’s obligation to pay electricity hereunder shall commence upon Subtenant occupying the Subleased Premises). Sublandlord shall not be liable for any injury, loss or damage which may occur to any of Subtenant’s work or installations made in the Subleased Premises or to property placed therein prior to the commencement of the Sublease Term, the same being at Subtenant’s sole risk and liability. Subtenant shall be liable to Sublandlord for any damage to the Subleased Premises or to any portion of Sublandlord’s Work caused by Subtenant or any of Subtenant’s employees, agents, contractors, workmen or suppliers. In the event the performance of the work by Subtenant, its agents, employees or contractors causes material extra costs to Sublandlord, Subtenant shall reimburse Sublandlord for the entire documented extra cost and the cost incurred by Sublandlord for the engineers or operators under applicable union regulations or contracts.

9. Incorporation. The terms and provisions of the Sublease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference.

10. Additional Rent. All amounts payable by Subtenant to Sublandlord hereunder shall be deemed to be Subtenant Additional Rent under the Sublease and upon any default in the payment of same, Sublandlord shall have all of the rights and remedies provided for in the Sublease.

11. Limitation. This Exhibit shall not be deemed applicable to any additional space added to the Subleased Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Subleased Premises or any additions to the Subleased Premises in the event of a renewal or extension of the Sublease Term of the Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement to the Sublease.

EXHIBIT C

FORM OF FITNESS CENTER WAIVER AND RELEASE

WAIVER AND RELEASE

I,                                         , understand and accept that there are certain dangers and health risks in the use of the fitness center located at 275 Wyman Street, Waltham, Massachusetts (the “Fitness Center”).

Accordingly, I hereby release Cimpress USA Incorporated, VistaPrint Limited, 275 Wyman LLC, and each of their respective agents, representatives and attorneys including, without limitation, the directors and officers of each of Cimpress USA Incorporated, VistaPrint Limited, and 275 Wyman LLC (each of them being included among the “Released Parties”), from any and all liability, loss, damage, costs, claims and/or causes of action including, but not limited to, negligence by any of the Released Parties and all claims for bodily injuries and/or property damage which I may suffer as a result of my use of the Fitness Center.

By giving this Waiver and Release, I fully acknowledge the potential risk involved in my use of the Fitness Center. I also represent that I do not have any medical condition which may impair, compromise or otherwise prohibit my use of the Fitness Center.

I hereby attest that I am of legal age to execute this Waiver and Release. I also understand that because this is a Waiver and Release, before signing it, I acknowledge that I have had the opportunity to review this Waiver and Release with an attorney of my own choosing before deciding to sign it.

Date:
Signature

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EXHIBIT D

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Landlord]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

Cimpress USA Incorporated

300 Shire Way

Lexington, MA 02421

Attn:

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of Chiasma, Inc., a Delaware corporation (“Applicant”), the aggregate amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00). You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Cimpress USA Incorporated, a Delaware corporation (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as lessee of 275 Wyman Street, Waltham, Massachusetts. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire [                    ] [sixty (60) days following the expiration of the Sublease Term].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at

D - 1

least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

D - 2

CONSENT TO SUBLEASE

HOBBS BROOK OFFICE PARK

THIS CONSENT TO SUBLEASE (“Consent”) dated as of November 20, 2015, is made with reference to that certain sublease (the “Sublease”) dated November 20, 2015 and attached hereto as Exhibit A, by and between Cimpress USA Incorporated (formerly known as Vistaprint USA, Incorporated), a Delaware corporation, with an address at 275 Wyman Street, Waltham, Massachusetts 02451 (“Tenant”), and Chiasma, Inc., a Delaware corporation, with an address at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459 (“Subtenant”), and is entered into by and among Tenant, Subtenant, and 275 Wyman LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord”), with an address in care of Hobbs Brook Management, LLC, 225 Wyman Street Waltham, Massachusetts 02451-1209, Attention: Real Estate Manager, and joined in by 404 Wyman LLC, a Delaware limited liability company (together with its successors and assigns, “Parking Licensor”), with an address in care of Hobbs Brook Management, LLC, 225 Wyman Street Waltham, Massachusetts 02451-1209, Attention: Real Estate Manager, with reference to the following facts:

(A) Landlord and Tenant are the parties to that certain lease dated as of July 31, 2013, as amended by First Amendment to Lease dated November 17, 2014 (as heretofore or hereafter amended from time to time, the “Master Lease”) with respect to the Premises (as defined in the Master Lease) being the entire building known as 275 Wyman Street, Waltham, Massachusetts (the “Building”);

(B) Tenant and Subtenant wish to enter into the Sublease, with respect to a portion of the Premises delineated in the Sublease and containing approximately 24,000 square feet of Rentable Floor Area (the “Sublease Premises”);

(C) Tenant wishes to make available to Subtenant a portion of the parking spaces to which Tenant has rights under that certain License Agreement dated as of July 31, 2013 (as heretofore or hereafter amended from time to time, the “Parking License”) between Parking Licensor and Tenant concerning the Licensed Premises defined therein;

(D) The Master Lease provides, inter alia, that Tenant may not enter into the Sublease without Landlord’s prior written consent;

(E) The Parking License provides, inter alia, that Tenant may not permit certain parties to use or occupy the Licensed Premises without Landlord’s prior written consent;

(F) Tenant and Subtenant have presented the fully executed Sublease to Landlord in connection with Tenant’s request for such consent, upon all of the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Capitalized terms used in this Consent without definition shall have the meanings ascribed to them in the Master Lease.

2. Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is a true and complete copy of the Sublease and that the same represents the entire agreement between Tenant and Subtenant with respect to the sublease of the Sublease Premises. Landlord hereby consents to Tenant entering into the Sublease upon the terms and conditions set forth below and confirms that Landlord does not have the right under Section 5.1.1 of the Master Lease to terminate the Master Lease with respect to the Sublease Premises on account of the subletting of the Sublease Premises as contemplated by the Sublease. Parking Licensor hereby consents to Tenant making available to Subtenant pursuant to Section 14 of the Sublease a portion of the parking spaces to which Tenant has rights under the Parking License upon the terms and conditions set forth below.

3. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease or to Parking Licensor pursuant to the Parking License, nor shall this Consent change, modify or amend the Master Lease or the Parking License in any manner, notwithstanding anything to the contrary in the Sublease. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in the Sublease, (a) Tenant shall obtain Landlord’s prior written approval of any other subleases (including, without limitation, an expansion of the Sublease Premises pursuant to the Right of First Offer described in Section 19 of the Sublease), assignments or other dispositions of Tenant’s interest in the Master Lease or the Premises, or the Parking License or the Licensed Premises or any portion thereof (except to Permitted Transferees as set forth in the Master Lease or the Parking License) or of Subtenant’s interest in the Sublease or the demised premises thereunder or any portion thereof, (b) except as expressly set forth herein, this Consent shall not constitute Landlord’s consent to any alteration of the Sublease Premises or the Premises, which alterations shall continue to be governed by the provisions of Section 3.2 of the Master Lease, and (c) any provision of the Sublease that, directly or indirectly, purports to expand the uses permitted under the Master Lease beyond those set forth in the Master Lease, to grant to Subtenant rights that are greater than those granted to Tenant under the Master Lease or in conflict with any provision of the Master Lease or this Consent, or otherwise to change, modify or amend the Master Lease in any manner shall be deemed void and without force or effect.

4. (a) In the event of a Master Lease Termination (as hereinafter defined), at the written request and sole option of Landlord, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease that in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease or by any provision that grants or attempts to grant Subtenant any rights, privileges or benefits greater than those possessed by Tenant under the Master Lease. Subtenant hereby waives any provisions of applicable law that may permit Subtenant (i) to terminate the Sublease other than pursuant to its terms or (ii) to surrender possession of the Sublease Premises in the event of a Master Lease Termination; and Subtenant hereby agrees that the Sublease shall not be affected in any way whatsoever by a Master Lease Termination in the event Landlord requests Subtenant’s attornment to and recognition of Landlord except as set forth herein. In the event of a Master Lease Termination as to which Landlord does not so request Subtenant’s attornment to and recognition of Landlord as set forth above, the Sublease shall terminate.

4

Notwithstanding the foregoing, so long as Subtenant is not in default under the Sublease beyond any applicable grace or cure period, in the event of a Master Lease Termination which does not result from an act or omission of Subtenant or a casualty or condemnation, Landlord shall, for a period of time designated by Landlord (but at least until the earliest to occur of (i) one (1) year following such Master Lease Termination, (ii) the then scheduled expiration of the term of the Sublease and (iii) the then scheduled expiration of the term of the Master Lease, take over all of the right, title and interest of Tenant, as sublandlord under the Sublease, and Subtenant shall attorn to Landlord and recognize Landlord as Subtenant’s landlord under the Sublease, such attornment and recognition to be upon and subject to the same terms and conditions set forth in the preceding paragraph.

In no event shall Landlord or Parking Licensor ever (i) be liable to Subtenant for any act, omission or breach of the Sublease or the Parking License by Tenant, (ii) be subject to any offsets or defense that Subtenant might have against Tenant, (iii) be bound by any rent or additional rent that Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit placed by Subtenant except to the extent Tenant has specifically assigned and turned over such security deposit to Landlord as set forth below.

Tenant hereby agrees that in the event of a Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, rent, or other sums then held by Tenant in connection with the subleasing of the Sublease Premises. Subtenant hereby agrees that under no circumstances whatsoever shall Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Tenant except to the extent that Landlord has actually received such sums from Tenant and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Tenant under the Master Lease.

(b) “Master Lease Termination” means any event that, by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease (or Tenant’s right to possess the Premises under the Master Lease) to be terminated, expire, be canceled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease or any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or deed of trust to which the Master Lease is subject; (3) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise; or (4) the expiration or termination of the Master Lease in accordance with its terms.

5. Subtenant shall be liable to Landlord, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant under the Sublease, for the performance of Tenant’s agreements under the Master Lease. Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums actually received by Landlord against any and all payments then owing from Tenant under the Master Lease. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the

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duty or obligation to honor the Sublease in the event of a Master Lease Termination, nor subsequently to accept any purported attornment by Subtenant not elected by Landlord pursuant to Section 3(a) hereof.

6. Subtenant hereby agrees to perform the obligations of Licensee under the Parking License that relate to Subtenant’s use of the parking spaces and related rights under the Parking License. Subtenant shall be liable to Parking Licensor, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant under the Sublease or this Consent, for the performance of Tenant’s agreements under the Parking License.

7. Subtenant hereby acknowledges that it is familiar with all of the terms and provisions of the Master Lease and the Parking License and agrees not to do or omit to do anything that would cause Tenant to be in breach of the Master Lease or the Parking License. Any such act or omission shall also constitute a breach of the Master Lease or the Parking License, as applicable, and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense that it thereby suffers from Tenant and Subtenant, jointly and severally. Without limiting the generality of the foregoing, Subtenant shall comply with and be subject to the provisions of the Master Lease and the Parking License regarding Tenant’s insurance (to the extent the same relate to the Sublease Premises and the Licensed Premises) and waivers of subrogation and, upon Landlord’s request from time to time, shall provide Landlord with such evidence of such compliance. To the extent that any provision of the Sublease is inconsistent with the provisions of the Master Lease, Subtenant agrees that it shall be bound by any stricter provision set forth in the Master Lease.

8. Tenant and Subtenant, jointly and severally, shall be liable to reimburse Landlord for any expenses, including reasonable attorneys’ fees, incurred in enforcing any of the terms or provisions of this Consent.

9. No extension or termination of the Sublease that is not expressly set forth in the Sublease, and no modification of the Sublease, will be binding upon Landlord without Landlord’s prior written consent thereto. If the Master Lease has been guaranteed, then Tenant shall deliver to Landlord a written approval of the Sublease and this Consent by each such guarantor.

10. The agreements contained herein constitute the entire understanding between the parties with respect to Landlord’s consent to the Sublease and Parking Licensor’s consent to Subtenant’s use of the Licensed Premises, and shall supersede any prior agreements, written or oral with respect to such consent. Tenant and Subtenant warrant and agree that neither Landlord nor Parking Licensor nor any of their agents or other representatives have made any representations concerning the Premises or the Licensed Premises, their condition, the Sublease, or the Master Lease or the Parking License.

11. Any notice, approval, consent and other like communication hereunder shall be effective only if given in writing and shall be deemed duly served (i) if and when hand delivered, (ii) if and when mailed prepaid certified or registered mail, or (iii) the next business day if sent by national recognized overnight courier which provides evidence of delivery (in any case,

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whether or not accepted for delivery), in each case addressed to the parties at the addresses set forth in this Consent, with the Subtenant’s address to be changed to the Sublease Premises after the commencement of the Sublease term (or to the extent any such address(es) are not so listed, then to the Landlord at the Landlord’s notice address applicable under the Master Lease, or to Tenant or Subtenant at the address of the Premises or of the Sublease Premises, respectively). Any party may change its address for notice by giving notice in the manner hereinabove provided.

12. Notwithstanding anything to the contrary in the Sublease, (a) none of the Master Lease, the Sublease, the Parking License nor this Consent shall be deemed, nor are they intended, to grant to Subtenant any rights whatsoever against Landlord or Parking Licensor (except for the rights set forth in the second paragraph of Section 4(a) of this Consent), (b) Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease or the Parking License shall be solely against Tenant, that it is not a third party beneficiary under the Master Lease or the Parking License, and that it is not entitled to assert, against Landlord or Parking Licensor, any of Tenant’s rights under the Master Lease or the Parking License or any claims arising under the Sublease, whether in its own right, on behalf of Tenant, by a purported assignment of Tenant’s rights under the Master Lease to Subtenant, or otherwise, and (c) Tenant and Subtenant shall be jointly and severally liable to Landlord and Parking Licensor for all charges for services from time to time rendered by Landlord or its agents to the Sublease Premises or the Licensed Premises or to Subtenant in connection with the Sublease Premises or the Licensed Premise, whether the same are for ordinary services (such as electricity), separately reimbursable services (such as after-hours HVAC or other special or extra services), or otherwise, whether the same are requested by Tenant or Subtenant or their respective representatives, and whether or not the same are permitted or prohibited by, or referenced in, the Master Lease, the Parking License or the Sublease, and Tenant and Subtenant shall be responsible, as between themselves, for allocating responsibility for such charges. Landlord may in its sole discretion disregard, refuse, or decline to respond to any requests from time to time made by Subtenant directly to Landlord for any such services, approvals, or otherwise.

13. Without limiting the provisions of Section 3.2 and any other applicable provisions of the Master Lease, Landlord hereby conditionally approves the plans for TI Work described in Exhibit B attached hereto, subject, however, to resolution of the issues raised in the Memorandum dated November 17, 2015 from Bradley Cardoso of Hobbs Brook Management LLC to Mary Kay Smith of Cushman & Wakefield, a copy of which is attached hereto as Exhibit B-l, in a manner reasonably acceptable to Landlord. Accordingly, Tenant shall construct such TI Work subject to and in accordance with the provisions of said Section 3.2, and all other applicable provisions, of the Master Lease. Without limiting the provisions of Section 3.2, Section 5.1.9 and any other applicable provisions of the Master Lease, attached hereto as Exhibit C is Landlord’s Removal Notice with respect to the items of TI Work shown in the plans described in Exhibit B. Without limiting the provisions of Section 3.2, Section 5.1.9 and any other applicable provisions of the Master Lease, Landlord consents to Subtenant’s installation of a condenser unit on the Building’s roof as contemplated in such plans, subject to the conditions specified in Exhibit D.

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14. Tenant and Subtenant agree, jointly and severally, to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage, or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

15. Tenant shall promptly pay Landlord’s expenses incurred in connection with Tenant’s request for consent of the Sublease, as and to the extent provided in the Master Lease.

16. Subtenant hereby warrants, represents and certifies to Landlord and Parking Licensor that (a) Subtenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Subtenant has the authority to own its property and to carry on its business as contemplated under the Sublease; (c) Subtenant is in compliance with all laws and orders of public authorities applicable to Subtenant, (d) Subtenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control or other governmental agency and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation; (e) Subtenant has duly executed and delivered this Consent; (f) the execution, delivery and performance by Subtenant of this Consent (i) are within the powers of Subtenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Subtenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Subtenant’s property, except by the provisions of this Consent; and (g) the Consent is a valid and binding obligation of Subtenant in accordance with its terms. Subtenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranty, representation, and certification. The provisions of this Section 16 shall survive the expiration or earlier termination of the term of the Sublease.

17. Landlord and Parking Licensor shall not be considered to have consented to the Sublease or Subtenant’s use of the Licensed Premises unless and until this Consent is executed and delivered by Landlord, Parking Licensor, Tenant, and Subtenant. The submission of this Consent to Tenant or Subtenant for review or for execution, or any course of negotiations or communications with respect to the proposed Sublease, shall not constitute or be deemed to constitute Landlord’s consent to the Sublease or Parking Licensor’s consent to Subtenant’s use of the Licensed Premises, an undertaking to provide such consent, a waiver of any right of Landlord to request and review financial information, references, and other information regarding Subtenant, its business and principals, and proposed activities in the Sublease Premises, or to recapture or terminate the Master Lease as to the Sublease Premises, or other undertaking to provide such consent or waiver. Any liability of Landlord or Parking Licensor to Tenant under or in connection with this Consent, and any liability of Landlord or Parking

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Licensor to Subtenant, including without limitation liability under or in connection with the Sublease or the Parking License or arising in any way from Subtenant’s use or occupancy of the Sublease Premises or the Licensed Premises, shall be limited to the same extent as Landlord’s and Parking Licensor’s liability to Tenant is limited under the Master Lease and the Parking License.

18. This Consent shall be binding upon and shall inure to the benefit of Landlord, Parking Licensor, Tenant, and Subtenant and their respective successors and permitted assigns.

19. This Consent may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement, and shall be governed by the laws of The Commonwealth of Massachusetts.

[Remainder of this page intentionally left blank]

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EXECUTED under seal as of the date first written above.

LANDLORD:

275 WYMAN LLC, a Delaware limited liability company

By:
Name:
Manager

TENANT:

CIMPRESS USA INCORPORATED, a Delaware corporation

By:
Name:
Title:

SUBTENANT:

CHIASMA, INC., a Delaware corporation

By:
Name:
Title:

JOINDER

The undersigned, 404 Wyman LLC, a Delaware limited liability company, an affiliate of Landlord, being the owner of the land on which Tenant has parking rights pursuant to the Parking License (and the Additional Parking License, as defined in the Lease), hereby joins in the execution of this Consent to Sublease for the purpose of consenting to Subtenant’s use of Subtenant’s proportionate share of Tenant’s parking spaces as described in Section 14 of the Sublease.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the day and year first above written.

404 WYMAN LLC,
a Delaware limited liability company

By:
Name:
Manager

EXHIBIT A

Copy of Executed Sublease

(attached hereto)

SUBLEASE

This SUBLEASE (the “Sublease”) is dated as of the 20th day of November, 2015 by and between CIMPRESS USA INCORPORATED, a Delaware corporation (“Sublandlord”), and CHIASMA, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, pursuant to that certain Lease dated July 31, 2013, by and between 275 Wyman LLC, a Delaware limited liability company (“Prime Landlord”), as landlord, and Sublandlord, formerly known as Vistaprint USA, Incorporated, as tenant (the “Prime Lease”), a redacted copy of which Prime Lease has been delivered to Subtenant, Sublandlord leased from Prime Landlord certain premises (the “Original Premises”) located in the building commonly known as 275 Wyman Street, Waltham, Massachusetts (the “Building”), which Original Premises contain 302,006 rentable square feet of space, as more fully described in the Prime Lease; and

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises on the second floor of the Building, which Sublandlord and Subtenant stipulate contains 24,000 rentable square feet and is more particularly shown on the floor plan attached hereto as Exhibit A (the “Subleased Premises”), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth. The Subleased Premises shall include the appurtenant right in common with others and subject to the rules and regulations as may be established by Prime Landlord, to use the exterior walkways, sidewalks and driveways necessary for access to the Subleased Premises, the Parking Spaces and the Parking Structure, as well as common lobbies, entrances, stairs, elevators and public restrooms, loading areas, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, which are located in or around the Building which may be designated by Prime Landlord from time to time as common areas for the non-exclusive use by tenants and other occupants in the Building.

AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficient of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

2. Term. The term of this Sublease (the “Sublease Term”) shall commence on the date (the “Sublease Term Commencement Date”) that is the later to occur of: (i) March 15, 2016; or (ii) the date on which Sublandlord delivers exclusive possession of the Subleased Premises to Subtenant vacant, broom clean, free of all property and debris, free and clear of all hazardous materials and with all mechanical, electrical, plumbing and other base Building systems in good working order, and in compliance with all laws (the “Delivery Condition”) with the Sublandlord Work (as defined herein) Substantially Completed (as defined herein), and shall continue until 11:59 p.m. on the last day of the seventh Lease Year (as hereinafter defined), unless sooner terminated in accordance with the provisions of this Sublease “Lease Year” shall mean each consecutive twelve (12) month period during the Sublease Term, commencing on the Sublease Term Commencement Date, except that if the Sublease Term Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Sublease Term Commencement Date through the final day of the calendar month during which the first anniversary of the Sublease Term Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve (12) month period during the Sublease Term following the first Lease Year.

3. Delivery.

A. Premises As Is. SUBJECT TO COMPLETION OF SUBLANDLORD’S WORK AND DELIVERY OF THE PREMISES IN THE DELIVERY CONDITION IN ACCORDANCE WITH THIS SUBLEASE THE SUBLEASED PREMISES ARE LEASED “AS IS” AND “WHERE IS” AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS SUBLEASE, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABIT ABILITY OR FITNESS FOR INTENDED USE.

B. Sublandlord’s Work. Sublandlord shall prepare the Subleased Premises for Subtenants use and lawful occupancy in accordance with the provisions of this Sublease, including the Work Letter attached hereto as Exhibit B. Sublandlord’s Work (as defined in the Work Letter) shall be considered “Substantially Completed” when a certificate of occupancy (which may be temporary or conditional) has been issued by the appropriate authorities and delivered to Subtenant and Sublandlord’s Work has been completed and except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy of the Subleased Premises has been taken without causing undue interference with Subtenant’s use of the Premises (i.e., so called “punch list” items). Sublandlord shall use commercially reasonable efforts to complete such punch list items within thirty (30) days following the Sublease Term Commencement Date, Notwithstanding anything to the contrary. Subtenant shall be responsible for all furniture, and any of Subtenant’s security, other specialty items for the Subleased Premises (including dedicated HVAC units, if any), and any other improvements not part of Sublandlord’s Work at Subtenant’s sole cost and expense, subject to the provisions of Section 7 of the Work Letter.

C. General Provisions Applicable to Construction. All construction work required or permitted by this Sublease, whether by Sublandlord or Subtenant, shall be done in a good and workmanlike manner and in compliance with the requirements of the Prime Lease and with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

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4. Base Rent. Subtenant shall pay to Sublandlord, in advance, monthly installments, without withholding, offset or reduction, Base Rent as follows:

BASE RENT:	Per Annum	Per Month

First 90 days following Sublease Term Commencement Date:	$28,500 (3 mos.)	$9,500.00

Balance of Lease Year 1 after first 90 days:	$507,375.00 (9 mos.)	$56,375.00

Lease Year 2 and 3:	$1,014,000.00	$84,500.00

Lease Years 4,5,6 & 7:	$1,038,000.00	$86,500.00

Base Rent for any partial calendar months shall be prorated on a daily basis, based on a 365-day year.

5. Additional Rent. Subtenant acknowledges that pursuant to Section 4.5 of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of Operating Expenses and Taxes. Subtenant shall pay to Sublandlord with its monthly payment of Base Rent, as additional rent, seven and ninety-five hundredths percent (7.95%) (“Subtenant’s Proportionate Share”) of any increase in Taxes over and above Fiscal Year 2017 Taxes for the Original Premises (July 1, 2016 through June 30, 2017), grossed up to reflect 100% occupancy and assessment, as adjusted by the results of any abatement, reassessment or litigation, and of any increase in total Operating Expenses for the Original Premises incurred during calendar year 2016 (January 1, 2016 through December 31, 2016), grossed up to reflect 100% occupancy (collectively, “Subtenant Additional Rent”). Subtenant Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis.

Within ten (10) business days following receipt by Sublandlord of the Landlord’s Statement (as defined in the Prime Lease) from Prime Landlord, Sublandlord shall send Subtenant a statement together with a copy of the Landlord’s Statement, as applicable, and all other relevant documentation establishing the actual Subtenant Additional Rent. If Subtenant has paid more in estimated Subtenant Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for rent (or refund such excess to Subtenant within thirty (30) days if the Sublease Term has ended). If Subtenant has paid less than the actual Subtenant Additional Rent due under this Section 5, Subtenant shall pay any deficiency to Sublandlord within thirty (30) days following receipt of the reconciliation documentation from Sublandlord.

Subtenant will have the right, upon reasonable prior written notice to Sublandlord, to audit Sublandlord’s books and records with respect to Sublandlord’s computation of Subtenant Additional Rent for any particular calendar year. Any such right of audit as to a particular calendar year must be exercised, if at all, within ninety (90) days after Subtenant’s receipt from Sublandlord of Landlord’s Statement stating the actual Taxes and Operating Expenses for such

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calendar year as provided to Sublandlord by Prime Landlord. If Subtenant fails to so exercise its audit right within such ninety (90) day period, then its audit right with respect to the subject calendar year will terminate for all purposes of this Sublease. Subtenant will bear all costs associated with the auditing of Sublandlord’s books and records. Without imposing any obligation on Sublandlord to audit Prime Landlord’s books and records, in the event that Sublandlord chooses to audit Prime Landlord’s books and records (to the extent Sublandlord is permitted to do so under the Prime Lease) and Sublandlord realizes any savings as a result of any such audit, Sublandlord shall pass through to Subtenant Subtenant’s Proportionate Share of any such savings. Sublandlord agrees to provide Subtenant with a copy of the results of any audit or review performed by or on behalf of Subtenant and any notice of reductions payable under the Prime Lease as a result of such audit or other review.

6. Utilities/Security. Subtenant shall pay for all electricity consumed in the Subleased Premises, as reasonably allocated by Sublandlord based upon the submeter that measures consumption in the approximately 29,000 rentable square foot pod of which the Subleased Premises is a part. The balance of such pod is vacant, but if a future occupant of the balance of such pod uses a disproportionately large amount of electricity (because, for example, it has a data center), Sublandlord, at its sole cost and expense, will install a check meter to measure relative consumption within the pod, and costs shall be allocated in accordance with those check meters. If Sublandlord is required to pay to Prime Landlord Additional Rent on account of Subtenant’s use of HVAC services beyond Normal Business Hours, Subtenant shall pay to Sublandlord within fifteen (15) days after Sublandlord’s demand therefor, as Subtenant Additional Rent, all such amounts payable to Prime Landlord. Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate Share of all reasonable, out-of-pocket expenses for building security services incurred by Sublandlord within thirty (30) days after invoicing therefor.

7. Use. The Subleased Premises shall be used for business office use and uses customarily accessory thereto, but for no other uses.

8. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises or the Building which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except as expressly provided in this Sublease and except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

A. The defined economic terms for “Annual Fixed Rent - Initial Term,” “Initial Term,” “Premises,” “Guarantor,” “Extension Terms,” “Annual Fixed Rent - Extension Term,” “Broker” are inapplicable;

B. Sections 4.5, 4.6, 4.7, and 4.8 of the Prime Lease (relating to additional rent) are applicable, as modified by the provisions of Paragraphs 5 and 6 of this Sublease, but Appendix J shall be applicable to the extent its provisions impact the calculation of additional rent payable under the Prime Lease;

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C. Sections 4.9, 5.8, and Section 8.3 as it relates to Sublandlord are inapplicable;

D. Article II of the Prime Lease (relating to Premises and Term) is inapplicable as between Subtenant and Sublandlord, except to the extent enforcement of Prime Landlord’s obligations under such Article II is required in order for Sublandlord to perform its obligations under this Sublease, and except to the extent such parking rights are incorporated into this Sublease in Section 14 below;

E. Article IX of the Prime Lease (relating to Brokers) is inapplicable;

F. Article III and Appendix D of the Prime Lease (relating to Landlord’s Work and Tenant Work) is inapplicable;

G. Article XII of the Prime Lease (relating to Purchase Right of First Offer) is inapplicable;

H. Appendix G of the Prime Lease (relating to the Notice of Lease) is inapplicable;

I. Schedules 2.5, 4.9, and 52.1.3(2) are inapplicable; and

J. Where appropriate, references to “Landlord” in the Prime Lease shall be deemed to mean “Sublandlord” hereunder and references to “Tenant” in the Prime Lease shall be deemed to mean “Subtenant” hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to he references to Prime Landlord and not to Sublandlord.

9. Subtenant’s Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). Notwithstanding anything contained in this Sublease to the contrary. Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Prime Lease unless attributable to a default under this Sublease by Subtenant or anyone claiming by, through or under Subtenant, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Prime Landlord or, during Tenant’s Control Period, with Sublandlord, under the Prime Lease or which existed as of the Sublease Term Commencement Date, (iii) any violations of law resulting from such conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Prime Landlord on Sublandlord as a result of Sublandlord’s default under the Prime Lease except if caused by the act or omission of Subtenant or anyone claiming by, through or under Subtenant, (v) the removal or restoration of any of Sublandlord’s Work, Landlord’s Work or Tenant Work, except as

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explicitly provided for in this Sublease or in any consent or similar document entered into among Prime Landlord, Sublandlord and Subtenant, and (vi) making payment of any sums either to Prime Landlord or Sublandlord in satisfaction of charges accruing under the Prime Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior or subsequent to the Sublease Term, or resulting from a service as may be provided to Sublandlord under the Prime Lease which is not requested by Subtenant.

If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant’s assumption of Sublandlord’s obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by (i) one-half of the period specified in the Prime Lease for curing of monetary default, or (ii) ten (10) days prior to the expiration of such Prime Lease cure period for non-monetary default, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Subtenant Additional Rent under this Sublease.

10. Sublandlord’s Covenants. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and the Additional Parking License and to promptly pay when due all rents due and accruing to Prime Landlord. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord’s rights under the Prime Lease and the Additional Parking License including warranty rights of Prime Landlord under the Work Letter in Appendix D of the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease. Notwithstanding the foregoing, as long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Subleased Premises, to the benefit of Prime Landlord’s obligations and agreements to furnish utilities and other services to the Subleased Premises (and during any Tenant’s Control Period, obligations of Sublandlord) and to repair and maintain the common areas, roof, Building systems and all other obligations of Prime Landlord under the Prime Lease. Except with respect to a termination of the Prime Lease resulting from the exercise of a right to terminate expressly provided in the Prime Lease on account of a casualty or condemnation and provided and so long as this Sublease is in full force and effect and has not been terminated, Sublandlord shall not, without Subtenant’s prior written consent, (i) do or permit its agents, contractors, employees or invitees to do anything which would cause the Prime Lease or the Additional Parking License to be cancelled, terminated or surrendered unless Prime Landlord either has agreed or will agree to recognize Subtenant’s rights under this Sublease from and after the date of such surrender or termination of the Prime Lease pursuant to a written agreement reasonably acceptable to Subtenant, or (ii) terminate, voluntarily or otherwise, the Prime Lease or the Additional Parking License or amend the Prime Lease or the Additional Parking License in any material way which is inconsistent with or adversely affects Subtenant’s rights hereunder or has a material adverse effect on Subtenant’s use and occupancy of the

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Subleased Premises. Sublandlord shall deliver to Subtenant copies of all executed amendments to the Prime Lease and the Additional Parking License, which copies may be redacted so as to remove any confidential information not related to the Subleased Premises. Sublandlord represents and warrants to Subtenant that (i) a true, correct and complete copy of the Prime Lease (excluding redacted terms not relevant to Subtenant) and the Additional Parking License have been delivered to Subtenant, (ii) the Prime Lease is in full force and effect, (iii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Prime Lease or the Additional Parking License, and (iv) Sublandlord has not received any notice of default under the Prime Lease or the Additional Parking License.

11. Indemnification. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with Subtenant’s use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease or of the Consent to be performed by Subtenant, including without limitation all requirements of Prime Landlord relating to installation and use of any condenser unit on the Building roof, access thereto and removal thereof. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Sublandlord hereunder.

12. Assignment and Subletting. Subtenant shall be entitled to assign or sub-sublease this Sublease in accordance with the terms of Section 5.1.11 of the Prime Lease. Notwithstanding the foregoing, Sublandlord shall not be entitled to exercise any recapture or termination rights as set forth in Section 5.1.11 of the Prime Lease. No such sublease or assignment shall be effective without the consent of Prime Landlord under the Prime Lease. If Sublandlord and Prime Landlord consent to any such assignment or sub-subletting, Subtenant shall remain fully and primarily liable to Sublandlord, in all respects, under this Sublease.

13. Broker. Each of Sublandlord and Subtenant represents and warrants to the other that except for Cushman & Wakefield (“Broker”) it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Per a separate agreement, Sublandlord shall pay any fees of the Broker associated with this Sublease.

14. Parking. Notwithstanding anything to the contrary contained herein, Subtenant shall be entitled to use, on a first come first serve basis, Subtenant’s Proportionate Share of the parking spaces allocated to Sublandlord under the Prime Lease and the Additional Parking License.

15. Amenities. Throughout the Sublease Term, as the same may be extended. Subtenant shall have the right to use, at no additional charge (except for the Operating Expenses passed through to Sublandlord and Subtenant by virtue of Section 4.5 of the Prime Lease), the cafeteria and fitness center (the “Fitness Center”) referenced in Sections 5.2.1.7 and 5.2.1.8 of

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the Prime Lease, on the same terms and conditions as are applicable to Sublandlord under the Prime Lease. As a condition for Subtenant’s use of the Fitness Center, Subtenant shall require Subtenant or any of Subtenant’s agents, invitees, employees, or contractors (collectively “Subtenant’s Fitness Center Users”) (as hereinafter defined) who use the Fitness Center to execute waiver documents in the form attached to this Sublease as Exhibit C. and Subtenant shall indemnify and hold harmless Sublandlord, Prime Landlord, and VistaPrint Limited from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with the use of the Fitness Center by Subtenant or any of Subtenant’s agents, invitees, employees, or contractors (collectively, “Subtenant’s Fitness Center Users”).

16. Security Deposit. On or prior to the date hereof, Subtenant shall provide Sublandlord with a letter of credit in the form attached hereto as Exhibit D from a financial institution reasonably satisfactory to Sublandlord (and Sublandlord acknowledges that Bank of America is satisfactory) in the original amount of $450,000. Subtenant shall maintain such letter of credit until the date that is sixty (60) days after expiration of the Sublease Term. Subtenant may reduce the security deposit to $345,000 on the third anniversary of the Sublease Term Commencement Date and to $225,000 on the fifth anniversary of the Sublease Term Commencement Date; provided that at the time of each such reduction no defaults have occurred under this Sublease beyond applicable notice and grace periods. Sublandlord shall confirm in writing that the conditions for reduction of the Letter of Credit have been satisfied as of the applicable review date (which confirmation Sublandlord agrees to provide within ten (10) Business Days after Subtenant’s written request, if correct), and, Subtenant may provide Sublandlord with an amendment to the Letter of Credit or a new Letter of Credit meeting all of the requirements of this Section 16 to accomplish such authorized reduction of the Letter of Credit. Such letter of credit may be drawn from time to time by Sublandlord upon Subtenant’s default of its obligations under this Sublease, beyond any applicable notice and cure periods, or if such letter of credit is about to expire and has not been renewed within thirty (30) days preceding such expiration. Should Sublandlord draw down the letter of credit, Subtenant shall be obligated to restore it to the then required amount under this Section 16. Sublandlord shall assign the security deposit to a successor or transferee and, following the assignment, Sublandlord shall have no further liability with respect to the security deposit. If the letter of credit is drawn down and held by Sublandlord as a cash security deposit, Sublandlord (i) shall not be required to keep the security deposit separate from its other accounts, and (ii) shall return any unapplied portion of the security deposit to Subtenant within sixty (60) days after the later to occur of the expiration of the Sublease Term or the date Subtenant surrenders the Premises to Sublandlord in compliance with this Sublease.

17. Contingency. This Sublease is conditioned upon the completion of the following (the “Contingencies”) on or before November 13, 2015 (the “Contingency Date”): (a) the consent of Prime Landlord to this Sublease substantially in the form attached hereto as Exhibit E (the “Consent”); and (b) the final approval by Prime Landlord and Sublandlord of the Plans to be provided by Subtenant under the Work Letter, including agreement as to (i) installation rooftop condenser units, access thereto and removal thereof, and (ii) whether portions of Sublandlord’s work will be required by Prime Landlord to be removed or restored at the end of the Prime Lease Term. If the Contingencies are not satisfied by the Contingency Date, either

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party may elect to terminate this Sublease by notice to the other party within ten (10) Business Days following such Contingency Date. If this Sublease is so terminated: (i) all amounts previously paid by either party to the other on account of this Sublease shall be returned; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease.

18. Signage. Sublandlord agrees to provide to Subtenant, and install at Sublandlord’s sole cost and expense, signs identifying Tenant and, if requested, Tenant’s logo in the following locations:

A. On park signage approaching the Building;

B. On the large wall facing the plaza at the main entrance on the east side of the Building, to be shared with Sublandlord and other subtenants;

C. In the main lobby of the Building at the reception desk; and

D. At the entrance to the Subleased Premises,

All signs shall be installed in accordance with plans and specifications prepared by Subtenant and approved by Sublandlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

19. Expansion Right. Subject to the provisions of this Section 19 , so long as at least three years remain in the Sublease Term, including the Extension Right, if exercised by Subtenant, Subtenant shall have an ongoing right of first offer (the “Right of First Offer”) on any then-available portions of the second floor of the Building (each, a “ROFO Space”) upon the following terms and conditions. This Right of First Offer is subject and subordinate to the right of Sublandlord or any affiliate of Sublandlord to use or occupy such ROFO Space, but no other party holds expansion or first offer or refusal rights to the ROFO Space that are superior to the rights of Subtenant set forth in this Section 19.

Sublandlord will notify Subtenant of its plans to market a ROFO Space (the “ROFO Notice”) for lease to any party unrelated to Sublandlord (it being acknowledged and agreed that the Right of First Offer shall not be applicable to space Sublandlord intends to occupy and/or provide to affiliates of Sublandlord), which ROFO Notice shall specify the location and square footage for such ROFO Space, Sublandlord’s estimate of the Fair Market Rent (as defined below) for such ROFO Space, the date of availability of such ROFO Space and all other material terms and conditions which will apply to such ROFO Space. Within ten (10) business days following its receipt of any ROFO Notice, Subtenant shall have the right to accept the same by written notice to Sublandlord (the “ROFO Acceptance Notice”); provided that if Subtenant disputes Sublandlord’s estimate of the Fair Market Rent in the ROFO Acceptance Notice, the Fair Market Rent for such space shall be determined as set forth in Section 20 (as appropriately modified to determine fair market rent for expansion space as opposed to a renewal term). If Subtenant timely delivers a ROFO Acceptance Notice, Sublandlord and Subtenant shall execute an amendment to this Sublease, subject to Prime Landlord approval and consent, incorporating the ROFO Space into the Subleased Premises for the remainder of the Sublease Term, as the

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same may be extended, upon the terms contained in the ROFO Notice within ten (10) business days following Sublandlord’s delivery to Subtenant of a form therefor (and if the Sublandlord’s determination of Fair Market Rent was disputed in the ROFO Notice and not agreed to as of the commencement of the term for such ROFO Space, then rent shall be Sublandlord’s determination of Fair Market Rent until the finalization of the Fair Market Rent appraisal, and any change in such rent amount shall be adjusted - with applicable credits or reimbursement for any underpayment or overpayment - thereafter). In no event shall the Fair Market Rent for the ROFO Space be less than the then current Base Rent for the Subleased Premises.

If Subtenant fails to timely deliver a ROFO Acceptance Notice within said ten (10) business day period or fails to execute Sublandlord’s form of amendment for such ROFO Space within ten (10) business days of receipt from Sublandlord of the same. Subtenant shall be deemed to have waived its rights with respect to a ROFO Space and Sublandlord shall be entitled, but not required, to lease all or any portion of such ROFO Space to any party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Sublandlord determines, all in its sole discretion, and the Right of First Offer with respect to such ROFO Space in such ROFO Notice shall be of no further force or effect.

Notwithstanding any contrary provision of this Sublease, any Right of First Offer, and any exercise by Subtenant of any Right of First Offer shall be void and of no effect unless on the date Subtenant timely delivers a ROFO Acceptance Notice to Sublandlord and on the commencement date of the amendment for a ROFO Space (as applicable): (i) this Sublease is in full force and effect, (ii) no default has occurred under this Sublease which remains continuing and uncured after any applicable notice and opportunity to cure and (iii) Subtenant shall not have assigned this Sublease, except as may be assigned through a Permitted Transfer, and there shall not be any sub-sublease or sub-subleases then in effect except for Permitted Transfers.

Subtenant acknowledges and agrees that Subtenant’s Right of First Offer with respect to any space that is not subject to a third-party lease on the date hereof (the “Vacant Space”) shall not be of any force or effect until such time as such Vacant Space has been initially leased to a third-party tenant after the date hereof and such tease (and any rights held by such tenant in any part of the Building consisting of a ROFO Space) has subsequently expired.

20. Extension Option. Subject to the terms hereof, Subtenant shall have the right (“Extension Right”) to extend the Sublease Term on the same terms and conditions as this Sublease except for the change in Base Rent as provided below and there shall be no further Renewal Options.

Provided that (i) a default as described in this Sublease shall not have occurred and be continuing beyond applicable notice and cure periods on the day on which Subtenant purports to exercise the Extension Right on the first day of the Renewal Term (as defined below), and (ii) the Subtenant named herein or a Permitted Transferee is actually occupying at least 75% of the entire Subleased Premises as of each of said dates, Subtenant shall have the option (“Extension Option”) to extend the Sublease Term until August 15, 2026 (the “Renewal Term”), unless sooner terminated as provided in this Sublease, subject to all the terms of this Sublease except for the change in Base Rent as provided below and there shall be no further Extension Option.

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Subtenant shall exercise the Renewal Option, if at all, by giving written notice (“Notice to Renew”) of exercise to Sublandlord no later than fifteen (15) months prior to expiration of the Sublease Terra. If Subtenant fails to give such notice to Sublandlord within such time, Subtenant shall be deemed to have waived the right to exercise the Renewal Option. Upon Subtenant’s exercise of the Renewal Option, the Sublease Term shall be deemed to include the Renewal Term.

The annual Base Rent payable during the Renewal Term shall be the fair market rent for comparable first class office space in effect in the 128 West office market on the commencement date of the Renewal Term (the “Fair Market Rent”). The determination of Fair Market Rent (whether such determination is made by Sublandlord and/or Subtenant or the brokers referenced herein) shall take into account all relevant factors.

The Fair Market Rent shall be determined as follows:

(1) Within fifteen (15) calendar days after receipt of a Notice to Renew, Sublandlord shall furnish Subtenant with Sublandlord’s estimate of Fair Market Rent (“Sublandlord’s Rent Estimate”).

(2) Within fifteen (15) calendar days after receipt of Sublandlord’s Rent Estimate, Subtenant shall respond and specify whether and the extent to which Subtenant disputes Sublandlord’s Rent Estimate.

(3) If Subtenant disputes Sublandlord’s Rent Estimate, Subtenant and Sublandlord shall negotiate in good faith for an additional thirty (30) calendar days to reach agreement on the Fair Market Rent.

(4) If Subtenant and Sublandlord shall not have reached agreement as to the Fair Market Rent after such additional thirty (30) calendar days, Sublandlord and Subtenant, within ten (10) calendar days after the expiration of such thirty (30) calendar day period, shall each select a real estate broker affiliated with a major Boston commercial real estate brokerage firm and having at least fifteen (15) years’ experience in the field with office properties similar to the Building in the Boston area to determine the Fair Market Rent. The two selected brokers shall within fourteen (14) calendar days appoint a third broker having the qualifications described above (the “Third Broker”). Each party shall pay the fees and expenses of the broker it selected and the fees and expenses of the Third Broker shall be borne equally by both parties.

(5) Within thirty (30) calendar days after the selection of the Third Broker, the brokers shall determine the Fair Market Rent In the event that the brokers have not agreed upon the Fair Market Rent within such thirty (30) day period, each broker shall simultaneously deliver, within ten (10) calendar days thereafter, a written appraisal of the Fair Market Rent to Sublandlord and Subtenant, and the Fair Market Rent shall be the average of the two closest appraisals.

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(6) If Sublandlord or Subtenant shall have failed to designate a broker within the time period provided therefor above, then the broker which has been designated, whether by Sublandlord or Subtenant, shall alone make the determination of the Fair Market Rent. If Subtenant and Sublandlord have both designated brokers but the two brokers so designated do not agree upon and designate the third broker willing so to act within the time period provided therefor above, the Subtenant, the Sublandlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though such broker had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Subtenant, the Sublandlord, the broker first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment.

21. Return of Premises. Subtenant shall, at the expiration or termination of this Sublease, peaceably yield up the Subleased Premises in broom-clean condition, wear and tear, and damage by fire and other casualty excepted. Subtenant shall remove all cables and wires serving the Subleased Premises (to the extent installed by or on behalf of Subtenant and not existing in or serving the Subleased Premises as of the Sublease Term Commencement Date), but, provided Prime Landlord consents at the time it delivers the Consent, Subtenant shall not be responsible for the removal of the TI Work pursuant to Section 5.1.9 of the Prime Lease.

22. Miscellaneous.

A. Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the Premises in the case of notices to Sublandlord and in the case of notices to Subtenant as follows:

Prior to the Sublease Term Commencement Date:

Chiasma

60 Wells Avenue, Suite 102

Newton, MA 02459

Attn: Mark J. Fitzpatrick

After the Sublease Term Commencement Date:

At the Subleased Premises

Attn: Mark J. Fitzpatrick

C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

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D. Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within twenty (20) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Base Rent and Subtenant Additional Rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

E. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

F. Memorandum of Sublease. Subtenant shall not record this Sublease or any memorandum hereof. Subtenant may file this Sublease and it exhibits with the Securities and Exchange Commission if required by law.

G. Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

H. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

I. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

J. Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

K. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

SUBLANDLORD:

CIMPRESS USA INCORPORATED, a Delaware corporation

By:
Name:
Title:

SUBTENANT:

CHIASMA, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Floor Plan Showing Subleased Premises

[See Attached]

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EXHIBIT B

Work Letter

1. Sublandlord’s Work. This Exhibit B sets forth the obligations of Sublandlord and Subtenant with respect to the initial improvements to be performed in the Subleased Premises to prepare the same for Subtenant’s use and occupancy. Sublandlord shall construct the initial improvements as shown on the Plans (as defined below) in accordance with the terms of this Exhibit B (“Sublandlord’s Work”).

2. Plans. Subtenant’s architect will prepare the initial test fit plan for the Sublandlord’s Work at Subtenant’s sole cost and expense; provided that Sublandlord shall provide an allowance in the amount of $1,920.00 for the purposes of the initial test fit plan. Subtenant shall, at its sole cost and expense, prepare or cause to be prepared, subject to approval by Sublandlord and Prime Landlord, final architectural, electrical and mechanical construction drawings, plans and specifications (collectively, the “Plans”) necessary to construct Sublandlord’s Work, which plans shall comply with all Sublandlord’s architect’s and engineers’ requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building and be consistent with the initial test fit plan. Subtenant covenants and agrees to devote such time as may be reasonably necessary in consultation with said architect and engineers to enable them to complete and submit the final Plans to Sublandlord and Prime Landlord for approval. Time is of (he essence with respect to Subtenant’s cooperation in the preparation, submission and approval of the Plans. Approval by Sublandlord of Sublandlord’s Work and the Plans shall not constitute any warranty by Sublandlord to Subtenant of the adequacy of the design for Subtenant’s intended use of the Subleased Premises nor shall Sublandlord’s approval of the Plans create any liability or responsibility on the part of Sublandlord for compliance with applicable statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the Americans with Disabilities Act).

3. Working Drawings. If deemed necessary by Sublandlord for the performance of Sublandlord’s Work, Subtenant, at its sole cost and expense (subject to the Subtenant Allowance provided for in Paragraph 7), shall prepare final working drawings and specifications for Sublandlord’s Work (the “Working Drawings”) based upon and consistent with the Plans and the plans, drawings, specifications, finish details and other information furnished by Subtenant to Sublandlord under Paragraph 2 above.

4. Performance of Sublandlord’s Work. Except as hereinafter provided to the contrary, Sublandlord shall perform Sublandlord’s Work shown on the Plans and Working Drawings using Building standard materials and quantities as reasonably determined by Sublandlord (“Building Standards”).

5. Substantial Completion. Sublandlord shall use reasonable efforts to cause Sublandlord’s Work to be Substantially Completed (as defined in Section 3(B) of the Sublease), subject to delays caused by Force Majeure (as defined below) and Subtenant Delays (as defined in Paragraph 6 below), on or before March 15, 2016 (the “Anticipated Substantial Completion Date”). If Sublandlord’s Work is not Substantially Completed on or before the Anticipated Substantial Completion Date (as extended), the Sublease shall remain in full force and effect; provided:

(i) The Sublease Term Commencement Date shall not occur until Sublandlord’s Work is Substantially Completed, except as set forth in Section 6 with respect to a Subtenant Delay,

(ii) If Sublandlord does not deliver the Subleased Premises to Subtenant in the Delivery Condition with the Sublandlord Work Substantially Completed by April 15, 2016 (the “First Outside Date”) and such failure to so deliver is not the result of Force Majeure or Subtenant Delay, then for each day thereafter until such time as the Subleased Premises are delivered to Subtenant in the Delivery Condition with the Sublandlord’s Work Substantially Completed, Subtenant shall receive a rent credit equal to one day’s Base Rent at the highest rental rate payable during the first Lease Year and after the initial ninety (90) days thereof which reflects a reduced rental rate; and

(iii) In the event that Sublandlord does not deliver the Subleased Premises to Subtenant in the Delivery Condition with the Sublandlord’s Work Substantially Completed by July 12, 2016 (the “Final Outside Date”), and such failure to so deliver is not the result of Force Majeure (but the extension on account of Force Majeure shall not exceed 30 days) or Subtenant Delay, then Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord at any time after the Final Outside Date but prior to the date that Sublandlord actually Substantially Completes the Sublandlord’s Work and delivers the Premises in the Delivery Condition.

“Force Majeure” shall mean events beyond Sublandlord’s reasonable control, including, without limitation, accident; breakage; strike, lockout; act of terrorism; shortage of materials, which shortage is not unique to Sublandlord; governmental regulation, moratorium or other governmental action, inaction or delay; or fire, flood, unusually inclement weather, earthquake or other natural disaster.

6. Subtenant Delay. In the event of a “Subtenant Delay”, defined below, the Sublease Term Commencement Date shall be deemed to be the date Sublandlord’s Work would have been Substantially Completed absent Subtenant Delays, as reasonably determined by Sublandlord. “Subtenant Delay” shall mean an actual delay in the Sublandlord Work and to the extent such delay results from any of the following:

(i) the performance of any other work in the Subleased Premises by any person, firm or corporation employed by or on behalf of Subtenant, such as is contemplated under Section 8 hereof, that actually delays Substantial Completion of Sublandlord’s Work;

(ii) the failure of Subtenant to pay for the cost, if any, of Sublandlord’s Work in excess of the Subtenant Allowance within the time periods set forth in Paragraph 7 below;

(iii) the failure to approve recommended contractor and subcontractor selections within three (3) business days after request by Sublandlord, the timing of which shall not be required earlier than the date by which Subtenant is to approve the Project Cost Estimate, as provided in Section 7 below;

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(iv) the failure to approve the Project Cost Estimate by December 4,2015 (or, if later, the date that is five (5) days after the Project Cost Estimate is initially delivered to Subtenant); and

(v) any other act or omission of Subtenant which results in actual delay in the Substantial Completion of Sublandlord’s Work, provided Sublandlord advised Subtenant of such act or omission within two (2) business days after the occurrence thereof.

7. Cost of Sublandlord’s Work; Subtenant Allowance. Sublandlord shall complete Sublandlord’s Work at Subtenant’s expense, except that Sublandlord shall contribute to Subtenant an allowance of up to $1,920,000.00 (the “Subtenant Allowance”). Promptly following Sublandlord’s written approval of the Plans, and, if applicable, the Working Drawings, Sublandlord shall deliver a “Project Cost Estimate” to Subtenant, reflecting the best prices resulting from Sublandlord’s bidding process. The Project Cost Estimate will include the costs to install the Subtenant’s structured tel/data wiring and cabling in the Subleased Premises as hard costs (but not “dynamic cabling” or patching, within and between racks, such work being the responsibility of Subtenant). In connection with Sublandlord’s Project Cost Estimate, Sublandlord’s general contractor shall obtain a minimum of three (3) bids for all major subtrades. Promptly following Sublandlord’s delivery of same, Subtenant may either approve the Project Cost Estimate or request that changes be made to the final Plan, and, if applicable, the Working Drawings (subject to Sublandlord’s and Prime Landlord’s approval) for the purpose of lowering the total project cost. If Subtenant fails to deliver either its written approval of, or its written request for modifications to, any Project Cost Estimate within five (5) business days following delivery by Sublandlord, Subtenant shall be deemed to have approved the Project Cost Estimate in its entirety. Once Sublandlord and Subtenant have approved me Project Cost Estimate (or the Project Cost Estimate is deemed approved), the parties shall execute an instrument confirming the amount of the final Project Cost Estimate. Sublandlord shall accept the lowest bids for the Sublandlord Work unless Subtenant otherwise approves. The Sublandlord’s Work shall be performed on an open book basis, on the basis of a guaranteed maximum price contract.

If the sum of the final Project Cost Estimate and Subtenant’s Soft Costs exceeds the Subtenant Allowance, Subtenant shall be entitled to the Subtenant Allowance in accordance with the terms hereof, but the timing of each individual disbursement of the Subtenant Allowance shall be disbursed in the proportion that the Subtenant Allowance bears to the total cost for Sublandlord’s Work (e.g., if the Subtenant Allowance equals 80% of the Project Cost Estimate, then Sublandlord shall disburse a portion of the Subtenant Allowance equal to 80% of the costs covered by each requisition, up to the aggregate amount of the Subtenant Allowance). In all events, Subtenant shall pay Sublandlord all costs of Sublandlord Work in excess of the Subtenant Allowance. Subtenant shall be allowed to use up to ten percent (10%) of the Subtenant Allowance toward the following (“Subtenants Soft Costs”): toward the Project Management Fee and, to the extent the Subtenant Allowance exceeds the cost of Sublandlord’s Work and the Project Management Fee, toward architectural, engineering and project management fees and

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costs (which in the aggregate shall not exceed $150,000) and toward costs related to moving. As used herein, “Project Management Fee” shall mean the fee to be paid by Subtenant to Sublandlord in the amount of four percent (4%) of the hard construction costs, which Project Management fee shall be deducted from the Subtenant Allowance with each draw. In consideration of the Project Management Fee, Sublandlord shall not charge Subtenant for any fees or expenses to review the Plans.

In the event Sublandlord receives from its general contractor a change order request that would increase the cost of Sublandlord’s Work, Sublandlord shall deliver a copy of such change order request to Subtenant Subtenant shall approve or reject the proposed change order within two (2) business days after delivery thereof, with Subtenant’s failure to reject the proposed change order in writing being deemed an election to accept the change order. If Subtenant rejects the proposed change order, Sublandlord and Subtenant and the general contractor shall meet to discuss the change order and will attempt to reach a resolution as to any dispute. If, by the date that is four (4) business days after the delivery of the proposed change order to Subtenant, no resolution has been reached, then notwithstanding Subtenant’s objections, Sublandlord shall be free to accept the proposed change order.

8. Subtenant Access. Sublandlord, upon request by Subtenant, shall grant to Subtenant and Subtenant’s agents a license to enter the Subleased Premises at any time from and after the date which Sublandlord reasonably determines to be sixty (60) days prior to the date Sublandlord’s Work will be Substantially Completed for the purposes of installing Subtenant’s cabling, audiovisual equipment, furniture and fixtures in the Subleased Premises. It shall be a condition to the grant by Sublandlord and continued effectiveness of such license that:

(a) Subtenant’s request for such early access shall be accompanied by: (i) a description of and schedule for the work to be performed by those persons and entities for whom such access is being requested; (ii) the names and addresses of all contractors for whom such early access is being requested and copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (iii) certificates of insurance (in amounts and with insured parties satisfactory to Sublandlord). All of the foregoing shall be subject to Sublandlord approval in its sole discretion.

(b) Such early access for installation purposes shall be subject to reasonable scheduling by Sublandlord.

(c) Subtenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with (i) Sublandlord and Sublandlord’s agents in performing Sublandlord’s Work or any additional tenant improvement work in the Subleased Premises or work by Sublandlord or its agents in other premises or common areas of the Building, or (ii) the general operation of the Building. If at any time such entry shall cause or reasonably threaten to cause such disharmony or interference, Sublandlord may withdraw such license immediately upon written notice to Subtenant.

Any such entry into and occupation of the Subleased Premises by Subtenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Sublease

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(including, without limitation, the insurance and indemnity provisions therein), except that Base Rent and Subtenant Additional Rent shall not be payable until the date set forth in Section 4 of the Sublease (Subtenant’s obligation to pay electricity hereunder shall commence upon Subtenant occupying the Subleased Premises). Sublandlord shall not be liable for any injury, loss or damage which may occur to any of Subtenant’s work or installations made in the Subleased Premises or to property placed therein prior to the commencement of the Sublease Term, the same being at Subtenant’s sole risk and liability. Subtenant shall be liable to Sublandlord for any damage to the Subleased Premises or to any portion of Sublandlord’s Work caused by Subtenant or any of Subtenant’s employees, agents, contractors, workmen or suppliers. In the event the performance of the work by Subtenant, its agents, employees or contractors causes material extra costs to Sublandlord, Subtenant shall reimburse Sublandlord for the entire documented extra cost and the cost incurred by Sublandlord for the engineers or operators under applicable union regulations or contracts.

9. Incorporation. The terms and provisions of the Sublease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference.

10. Additional Rent. All amounts payable by Subtenant to Sublandlord hereunder shall be deemed to be Subtenant Additional Rent under the Sublease and upon any default in the payment of same. Sublandlord shall have all of the rights and remedies provided for in the Sublease.

11. Limitation. This Exhibit shall not be deemed applicable to any additional space added to the Subleased Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Subleased Premises or any additions to the Subleased Premises in the event of a renewal or extension of the Sublease Term of the Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement to the Sublease.

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EXHIBIT C

Form of Fitness Center Waiver and Release

WAIVER AND RELEASE

I,                     , understand and accept that there are certain dangers and health risks in the use of the fitness center located at 275 Wyman Street, Waltham, Massachusetts (the “Fitness Center”).

Accordingly, I hereby release Cimpress USA Incorporated, VistaPrint Limited, 275 Wyman LLC, and each of their respective agents, representatives and attorneys including, without limitation, the directors and officers of each of Cimpress USA Incorporated, VistaPrint Limited, and 275 Wyman LLC (each of them being included among the “Released Parties”), from any and all liability, loss, damage, costs, claims and/or causes of action including, but not limited to, negligence by any of the Released Parties and all claims for bodily injuries and/or property damage which I may suffer as a result of my use of the Fitness Center.

By giving this Waiver and Release, I fully acknowledge the potential risk involved in my use of the Fitness Center. I also represent that I do not have any medical condition which may impair, compromise or otherwise prohibit my use of the Fitness Center.

I hereby attest that I am of legal age to execute this Waiver and Release. I also understand that because this is a Waiver and Release, before signing it, I acknowledge that I have had the opportunity to review this Waiver and Release with an attorney of my own choosing before deciding to sign it.

Date:             , 20

Signature

EXHIBIT D

Form of Letter of Credit

[Letterhead of a money center bank acceptable to the Landlord]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

Cimpress USA Incorporated

300 Shire Way

Lexington, MA 02421

Attn:

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of Chiasma, Inc., a Delaware corporation (“Applicant”), the aggregate amount of Four Hundred Fifty Thousand and 00/100 Dollars (S450,OGO.QO). You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time Jo time from and after the date hereof by Cimpress USA Incorporated, a Delaware corporation (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as lessee of 275 Wyman Street, Waltham, Massachusetts. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire [                    ] [sixty (60) days following the expiration of the Sublease Term].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[NAME OF ISSUING BANK]

By:
Name:
Title:

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EXHIBIT E

Consent To Sublease Hobbs Brook Office Park

THIS CONSENT TO SUBLEASE (“Consent”) dated as of November 20, 2015, is made with reference to that certain sublease (the “Sublease”) dated November 20, 2015 and attached hereto as Exhibit A, by and between Cimpress USA Incorporated (formerly known as Vistaprint USA, Incorporated), a Delaware corporation, with an address at 275 Wyman Street, Waltham, Massachusetts 02451 (“Tenant”), and Chiasma, Inc., a Delaware corporation, with an address at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459 (“Subtenant”), and is entered into by and among Tenant, Subtenant, and 275 Wyman LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord”), with an address in care of Hobbs Brook Management, LLC, 225 Wyman Street Waltham, Massachusetts 02451-1209, Attention: Real Estate Manager, and joined in by 404 Wyman LLC, a Delaware limited liability company (together with its successors and assigns, “Parking Licensor”), with an address in care of Hobbs Brook Management, LLC, 225 Wyman Street Waltham, Massachusetts 024511209, Attention: Real Estate Manager, with reference to the following facts:

(A) Landlord and Tenant are the parties to that certain lease dated as of July 31, 2013, as amended by First Amendment to Lease dated November 17, 2014 (as heretofore or hereafter amended from time to time, the “Master Lease”) with respect to the Premises (as defined in the Master Lease) being the entire building known as 275 Wyman Street, Waltham, Massachusetts (the “Building”);

(B) Tenant and Subtenant wish to enter into the Sublease, with respect to a portion of the Premises delineated in the Sublease and containing approximately 24,000 square feet of Rentable Floor Area (the “Sublease Premises”);

(C) Tenant wishes to make available to Subtenant a portion of the parking spaces to which Tenant has rights under that certain License Agreement dated as of July 31, 2013 (as heretofore or hereafter amended from time to time, the “Parking License”) between Parking Licensor and Tenant concerning the Licensed Premises defined therein;

(D) The Master Lease provides, inter alia, that Tenant may not enter into the Sublease without Landlord’s prior written consent;

(E) The Parking License provides, inter alia, that Tenant may not permit certain parties to use or occupy the Licensed Premises without Landlord’s prior written consent;

(F) Tenant and Subtenant have presented the fully executed Sublease to Landlord in connection with Tenant’s request for such consent, upon all of the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Capitalized terms used in this Consent without definition shall have the meanings ascribed to them in the Master Lease.

2. Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is a true and complete copy of the Sublease and that the same represents the entire agreement between Tenant and Subtenant with respect to the sublease of the Sublease Premises. Landlord hereby consents to Tenant entering into the Sublease upon the terms and conditions set forth below and confirms that Landlord does not have the right under Section 5.1.1 of the Master Lease to terminate the Master Lease with respect to the Sublease Premises on account of the subletting of the Sublease Premises as contemplated by the Sublease. Parking Licensor hereby consents to Tenant making available to Subtenant pursuant to Section 14 of the Sublease a portion of the parking spaces to which Tenant has rights under the Parking License upon the terms and conditions set forth below.

3. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease or to Parking Licensor pursuant to the Parking License, nor shall this Consent change, modify or amend the Master Lease or the Parking License in any manner, notwithstanding anything to the contrary in the Sublease. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in the Sublease, (a) Tenant shall obtain Landlord’s prior written approval of any other subleases (including, without limitation, an expansion of the Sublease Premises pursuant to the Right of First Offer described in Section 19 of the Sublease), assignments or other dispositions of Tenant’s interest in the Master Lease or the Premises, or the Parking License or the Licensed Premises or any portion thereof (except to Permitted Transferees as set forth in the Master Lease or the Parking License) or of Subtenant’s interest in the Sublease or the demised premises thereunder or any portion thereof, (b) except as expressly set forth herein, this Consent shall not constitute Landlord’s consent to any alteration of the Sublease Premises or the Premises, which alterations shall continue to be governed by the provisions of Section 3.2 of the Master Lease, and (c) any provision of the Sublease that, directly or indirectly, purports to expand the uses permitted under the Master Lease beyond those set forth in the Master Lease, to grant to Subtenant rights that are greater than those granted to Tenant under the Master Lease or in conflict with any provision of the Master Lease or this Consent, or otherwise to change, modify or amend the Master Lease in any manner shall be deemed void and without force or effect.

4. (a) In the event of a Master Lease Termination (as hereinafter defined), at the written request and sole option of Landlord, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease that in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease or by any provision that grants or attempts to grant Subtenant any rights, privileges or benefits greater than those possessed by Tenant under the Master Lease. Subtenant hereby waives any provisions of applicable law that may permit Subtenant (i) to terminate the Sublease other than pursuant to its terms or (ii) to surrender possession of the Sublease Premises in the event of a Master Lease Termination; and Subtenant hereby agrees that the Sublease shall not be affected in any way whatsoever by a Master Lease Termination in the event Landlord requests Subtenant’s attornment to and recognition of Landlord except as set forth herein. In the event of a Master Lease Termination as to which Landlord does not so request Subtenant’s attornment to and recognition of Landlord as set forth above, the Sublease shall terminate.

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Notwithstanding the foregoing, so long as Subtenant is not in default under the Sublease beyond any applicable grace or cure period, in the event of a Master Lease Termination which does not result from an act or omission of Subtenant or a casualty or condemnation, Landlord shall, for a period of time designated by Landlord (but at least until the earliest to occur of (i) one (1) year following such Master Lease Termination, (ii) the then scheduled expiration of the term of the Sublease and (iii) the then scheduled expiration of the term of the Master Lease, take over all of the right, title and interest of Tenant, as sublandlord under the Sublease, and Subtenant shall attorn to Landlord and recognize Landlord as Subtenant’s landlord under the Sublease, such attornment and recognition to be upon and subject to the same terms and conditions set forth in the preceding paragraph.

In no event shall Landlord or Parking Licensor ever (i) be liable to Subtenant for any act, omission or breach of the Sublease or the Parking License by Tenant, (ii) be subject to any offsets or defense that Subtenant might have against Tenant, (iii) be bound by any rent or additional rent that Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit placed by Subtenant except to the extent Tenant has specifically assigned and turned over such security deposit to Landlord as set forth below.

Tenant hereby agrees that in the event of a Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, rent, or other sums then held by Tenant in connection with the subleasing of the Sublease Premises. Subtenant hereby agrees that under no circumstances whatsoever shall Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Tenant except to the extent that Landlord has actually received such sums from Tenant and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Tenant under the Master Lease.

(b) “Master Lease Termination” means any event that, by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease (or Tenant’s right to possess the Premises under the Master Lease) to be terminated, expire, be canceled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease or any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or deed of trust to which the Master Lease is subject; (3) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise; or (4) the expiration or termination of the Master Lease in accordance with its terms.

5. Subtenant shall be liable to Landlord, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant under the Sublease, for the performance of Tenant’s agreements under the Master Lease. Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums actually received by Landlord against any and all payments then owing from Tenant under the Master Lease. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the

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duty or obligation to honor the Sublease in the event of a Master Lease Termination, nor subsequently to accept any purported attornment by Subtenant not elected by Landlord pursuant to Section 3(a) hereof.

6. Subtenant hereby agrees to perform the obligations of Licensee under the Parking License that relate to Subtenant’s use of the parking spaces and related rights under the Parking License. Subtenant shall be liable to Parking Licensor, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant under the Sublease or this Consent, for the performance of Tenant’s agreements under the Parking License.

7. Subtenant hereby acknowledges that it is familiar with all of the terms and provisions of the Master Lease and the Parking License and agrees not to do or omit to do anything that would cause Tenant to be in breach of the Master Lease or the Parking License. Any such act or omission shall also constitute a breach of the Master Lease or the Parking License, as applicable, and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense that it thereby suffers from Tenant and Subtenant, jointly and severally. Without limiting the generality of the foregoing, Subtenant shall comply with and be subject to the provisions of the Master Lease and the Parking License regarding Tenant’s insurance (to the extent the same relate to the Sublease Premises and the Licensed Premises) and waivers of subrogation and, upon Landlord’s request from time to time, shall provide Landlord with such evidence of such compliance. To the extent that any provision of the Sublease is inconsistent with the provisions of the Master Lease, Subtenant agrees that it shall be bound by any stricter provision set forth in the Master Lease.

8. Tenant and Subtenant, jointly and severally, shall be liable to reimburse Landlord for any expenses, including reasonable attorneys’ fees, incurred in enforcing any of the terms or provisions of this Consent.

9. No extension or termination of the Sublease that is not expressly set forth in the Sublease, and no modification of the Sublease, will be binding upon Landlord without Landlord’s prior written consent thereto. If the Master Lease has been guaranteed, then Tenant shall deliver to Landlord a written approval of the Sublease and this Consent by each such guarantor.

10. The agreements contained herein constitute the entire understanding between the parties with respect to Landlord’s consent to the Sublease and Parking Licensor’s consent to Subtenant’s use of the Licensed Premises , and shall supersede any prior agreements, written or oral with respect to such consent. Tenant and Subtenant warrant and agree that neither Landlord nor Parking Licensor nor any of their agents or other representatives have made any representations concerning the Premises or the Licensed Premises, their condition, the Sublease, or the Master Lease or the Parking License.

11. Any notice, approval, consent and other like communication hereunder shall be effective only if given in writing and shall be deemed duly served (i) if and when hand delivered, (ii) if and when mailed prepaid certified or registered mail, or (iii) the next business day if sent by national recognized overnight courier which provides evidence of delivery (in any case,

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whether or not accepted for delivery), in each case addressed to the parties at the addresses set forth in this Consent, with the Subtenant’s address to be changed to the Sublease Premises after the commencement of the Sublease term (or to the extent any such address(es) are not so listed, then to the Landlord at the Landlord’s notice address applicable under the Master Lease, or to Tenant or Subtenant at the address of the Premises or of the Sublease Premises, respectively). Any party may change its address for notice by giving notice in the manner hereinabove provided.

12. Notwithstanding anything to the contrary in the Sublease, (a) none of the Master Lease, the Sublease, the Parking License nor this Consent shall be deemed, nor are they intended, to grant to Subtenant any rights whatsoever against Landlord or Parking Licensor (except for the rights set forth in the second paragraph of Section 4(a) of this Consent), (b) Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease or the Parking License shall be solely against Tenant, that it is not a third party beneficiary under the Master Lease or the Parking License, and that it is not entitled to assert, against Landlord or Parking Licensor, any of Tenant’s rights under the Master Lease or the Parking License or any claims arising under the Sublease, whether in its own right, on behalf of Tenant, by a purported assignment of Tenant’s rights under the Master Lease to Subtenant, or otherwise, and (c) Tenant and Subtenant shall be jointly and severally liable to Landlord and Parking Licensor for all charges for services from time to time rendered by Landlord or its agents to the Sublease Premises or the Licensed Premises or to Subtenant in connection with the Sublease Premises or the Licensed Premise, whether the same are for ordinary services (such as electricity), separately reimbursable services (such as after-hours HVAC or other special or extra services), or otherwise, whether the same are requested by Tenant or Subtenant or their respective representatives, and whether or not the same are permitted or prohibited by, or referenced in, the Master Lease, the Parking License or the Sublease, and Tenant and Subtenant shall be responsible, as between themselves, for allocating responsibility for such charges. Landlord may in its sole discretion disregard, refuse, or decline to respond to any requests from time to time made by Subtenant directly to Landlord for any such services, approvals, or otherwise.

13. Without limiting the provisions of Section 3.2 and any other applicable provisions of the Master Lease, Landlord hereby conditionally approves the plans for TI Work described in Exhibit B attached hereto, subject, however, to resolution of the issues raised in the Memorandum dated November 17, 2015 from Bradley Cardoso of Hobbs Brook Management LLC to Mary Kay Smith of Cushman & Wakefield, a copy of which is attached hereto as Exhibit B-1, in a manner reasonably acceptable to Landlord. Accordingly, Tenant shall construct such TI Work subject to and in accordance with the provisions of said Section 3.2, and all other applicable provisions, of the Master Lease. Without limiting the provisions of Section 3.2, Section 5.1.9 and any other applicable provisions of the Master Lease, attached hereto as Exhibit C is Landlord’s Removal Notice with respect to the items of TI Work shown in the plans described in Exhibit B. Without limiting the provisions of Section 3.2, Section 5.1.9 and any other applicable provisions of the Master Lease, Landlord consents to Subtenant’s installation of a condenser unit on the Building’s roof as contemplated in such plans, subject to the conditions specified in Exhibit D.

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14. Tenant and Subtenant agree, jointly and severally, to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage, or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

15. Tenant shall promptly pay Landlord’s expenses incurred in connection with Tenant’s request for consent of the Sublease, as and to the extent provided in the Master Lease.

16. Subtenant hereby warrants, represents and certifies to Landlord and Parking Licensor that (a) Subtenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Subtenant has the authority to own its property and to carry on its business as contemplated under the Sublease; (c) Subtenant is in compliance with all laws and orders of public authorities applicable to Subtenant, (d) Subtenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control or other governmental agency and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation; (e) Subtenant has duly executed and delivered this Consent; (f) the execution, delivery and performance by Subtenant of this Consent (i) are within the powers of Subtenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Subtenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Subtenant’s property, except by the provisions of this Consent; and (g) the Consent is a valid and binding obligation of Subtenant in accordance with its terms. Subtenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranty, representation, and certification. The provisions of this Section 16 shall survive the expiration or earlier termination of the term of the Sublease.

17. Landlord and Parking Licensor shall not be considered to have consented to the Sublease or Subtenant’s use of the Licensed Premises unless and until this Consent is executed and delivered by Landlord, Parking Licensor, Tenant, and Subtenant. The submission of this Consent to Tenant or Subtenant for review or for execution, or any course of negotiations or communications with respect to the proposed Sublease, shall not constitute or be deemed to constitute Landlord’s consent to the Sublease or Parking Licensor’s consent to Subtenant’s use of the Licensed Premises, an undertaking to provide such consent, a waiver of any right of Landlord to request and review financial information, references, and other information regarding Subtenant, its business and principals, and proposed activities in the Sublease Premises, or to recapture or terminate the Master Lease as to the Sublease Premises, or other undertaking to provide such consent or waiver. Any liability of Landlord or Parking Licensor to Tenant under or in connection with this Consent, and any liability of Landlord or Parking

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Licensor to Subtenant, including without limitation liability under or in connection with the Sublease or the Parking License or arising in any way from Subtenant’s use or occupancy of the Sublease Premises or the Licensed Premises, shall be limited to the same extent as Landlord’s and Parking Licensor’s liability to Tenant is limited under the Master Lease and the Parking License.

18. This Consent shall be binding upon and shall inure to the benefit of Landlord, Parking Licensor, Tenant, and Subtenant and their respective successors and permitted assigns.

19. This Consent may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement, and shall be governed by the laws of The Commonwealth of Massachusetts.

[Remainder of this page intentionally left blank]

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EXECUTED under seal as of the date first written above.

LANDLORD:

275 WYMAN LLC, a Delaware limited liability company

By:	/s/ Kevin T. Gammons
	Name:	Kevin T. Gammons
Manager

TENANT:

CIMPRESS USA INCORPORATED, a Delaware corporation

By:	/s/ Sean Quinn
	Name:	Sean Quinn
	Title:	SVP, CFO

SUBTENANT:

CHIASMA, INC., a Delaware corporation

By:	/s/ Mark Leuchtenberger
	Name:	Mark Leuchtenberger
	Title:	President & CEO

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JOINDER

The undersigned, 404 Wyman LLC, a Delaware limited liability company, an affiliate of Landlord, being the owner of the land on which Tenant has parking rights pursuant to the Parking License (and the Additional Parking License, as defined in the Lease), hereby joins in the execution of this Consent to Sublease for the purpose of consenting to Subtenant’s use of Subtenant’s proportionate share of Tenant’s parking spaces as described in Section 14 of the Sublease.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the day and year first above written.

404 WYMAN LLC,
a Delaware limited liability company

By:	/s/ Kevin T. Gammons
	Name:	Kevin T. Gammons
Manager

EXHIBIT A

Copy of Executed Sublease

(attached hereto)

EXHIBIT B

List of Conditionally Approved Plans

(attached hereto)

EXHIBIT B-1

Comments to Conditionally Approved Plans

(attached hereto)

EXHIBIT C

Landlord’s Removal Notice

Landlord requires Tenant, in accordance with Section 5.1.9 of the Master Lease, to remove the following items and restore any damage caused thereby upon the expiration or earlier termination of the Master Lease; provided, however, if Landlord takes over all of the right, title and interest of Tenant, as sublandlord under the Sublease, pursuant to Section 4(a) of this Consent, then without waiving any rights or remedies against Tenant to which Landlord may be entitled on account of any breach by Tenant of its obligations under the Master Lease, Subtenant shall remove such items and restore any damage caused thereby upon the expiration or earlier termination of any period under said Section 4(a) to which Subtenant is permitted or entitled to remain in the Premises:

1.	Two (2) UPS Units;

2.	The rooftop condenser and associated refrigerant piping.

As between Tenant and Subtenant, Subtenant covenants to Tenant that it will either, at Tenant’s election, (a) remove the two above-referenced items prior to expiration or earlier termination of the Sublease Term in accordance with all applicable provisions of the Master Lease, the Sublease and this Consent, or (b) reimburse Tenant within thirty (30) days after demand therefor accompanied by reasonable supporting documentation for the costs incurred by Tenant in removing such items. Tenant will make such election at least sixty (60) days prior to the expiration of the Sublease Term, or Tenant may elect not to have such items removed. Tenant’s failure to make an election by the date that is sixty (60) days prior to expiration of the Sublease Term shall be deemed an election to select clause (a) above

EXHIBIT D

Condenser Unit Conditions

Tenant shall install the rooftop condenser unit (the “Rooftop Equipment”) in the area shown on the plans approved by Landlord (the “Rooftop Installation Area”) at no cost or expense to Landlord in accordance with all of the provisions of the Master Lease. Tenant shall have reasonable access to the roof to maintain and operate the Rooftop Equipment subject to reasonable requirements by Landlord. Prior to commencing installation, Tenant shall obtain and provide Landlord with (a) copies of all required governmental and quasi-governmental permits, licenses and authorizations required to install and operate the Rooftop Equipment, all of which Tenant will obtain at its sole cost and expense and which Tenant will maintain at all times during the operation of the Rooftop Equipment, (b) a certificate of insurance evidencing insurance coverage as required under the Master Lease and any other insurance reasonably required by Landlord for the installation or operation of the Rooftop Equipment. Tenant shall not install or operate any Rooftop Equipment until it receives prior written approval of the plans for such work in accordance Section 3.2 of the Master Lease. Landlord may further condition its approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building or impair or void any roof warranty. All Rooftop Equipment shall be screened or otherwise reasonably designed as reasonably designated by Landlord.

Tenant shall (a) repair any damage to the roof of the Building or the Building systems caused by the installation or operation of the Rooftop Equipment, (b) operate and maintain the Rooftop Equipment so that it does not cause interference with any mechanical or other systems either located at or servicing the Building at the time of installation, (c) Tenant shall always comply with the roof warranty governing the protection of the roof and modifications to the roof, and (d) install, maintain and operate the Rooftop Equipment in accordance with all applicable laws. At Landlord’s request, Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area periodically and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of the Rooftop Equipment. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and its property manager against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, contractors, or invitees. If the Rooftop Equipment installed by Tenant causes physical damage to the structural integrity of the roof, roof membrane or the Building, impairs the roof warranty, or materially interferes with any mechanical or other systems serving the Building and Landlord notifies Tenant thereof in writing, Tenant shall within ten (10) business days following written notice from Landlord, commence repair or otherwise commence remedy of any such damage, impairment or interference.

Upon the expiration or earlier termination of the Master Lease, Tenant, at its sole cost and expense, shall (i) remove the Rooftop Equipment from the Rooftop Installation Area in accordance with the provisions of the Master Lease and (ii) leave the Rooftop Installation Area in good order and repair, reasonable wear and tear excepted. If Tenant does not remove the Rooftop Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all reasonable costs and expenses so incurred.

Subtenant shall be jointly and severally liable with Tenant for the obligations of Tenant under this Exhibit D.

As between Tenant and Subtenant, from and after installation of the Rooftop Equipment until expiration of the Sublease Term, Subtenant shall keep in place, at Subtenant’s sole cost and expense, a service contract reasonably acceptable to Tenant with a vendor reasonably acceptable to Tenant, covering all Rooftop Equipment. If Subtenant fails to do so, Tenant may do so at Subtenant’s expense, to be reimbursed as additional rent under the Sublease. All of Subtenant’s maintenance and indemnity obligations with respect to the Subleased Premises under the Sublease shall apply as well to the Rooftop Equipment as if the same were part of the Premises.

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EXHIBIT B

List of Conditionally Approved Plans

(attached hereto)

DRAWING LIST - GENERAL
DWG. NO.	DRAWING NAME	ISSUE DATE	LATEST ISSUE DATE

G-000_1	COVER	11/02/15
G-001	GENERAL NOTES & DRAWING LIST	11/02/15
G-002	LIFE SAFETY CODE SUMMARY	11/02/15

DRAWING LIST
DRAWING NO.	DRAWING NAME	ISSUE DATE	REVISED
A-000	GENERAL NOTES
A-010	PARTITION TYPES	11/02/15
A-112	LEVEL 2 NEW CONSTRUCTION & DEMO PLAN	11/02/15
A-202	LEVEL 2 SOUTH RCP	11/02/15
A-220	CEILING DETAILS	11/02/15
A-221	CEILING DETAILS	11/02/15
A-222	CEILING DETAILS	11/02/15
A-450	INTERIOR ELEVATIONS	11/02/15
A-620	INTERIOR DETAILS	11/02/15
A-670	MILLWORK SECTIONS & DETAILS	11/02/15
A-820	DOOR SCHEDULES 1	11/02/15
A-821	DOOR DETAILS	11/02/15
A-900	MATERIALS & FINISH SCHEDULES	11/02/15
A-902	SECOND FLOOR SOUTH FLOOR FINISH PLAN	11/02/15
A-922	SECOND FLOOR SOUTHWALL FINISH PLAN	11/02/15
A-932	SECOND FLOOR SOUTH FURNITURE PLAN	11/02/15

FIRE PROTECTION
FA-001	FIRE ALARM LEGEND, DETAILS & NOTES	11/02/15
FA-102B	FIRE ALARM LEVEL 2 PLAN SOUTH	11/02/15
FP-001	FIRE PROTECTION LEGEND, DETAILS & NOTES	11/02/15
FP-102B	FIRE PROTECTION LEVEL 2 PLAN SOUTH	11/02/15

PLUMBING
P-001	PLUMBING LEGEND AND DIAGRAM SHEET	11/02/15
P-101B	PLUMBING LEVEL 1 PLAN SOUTH	11/02/15
P-102B	PLUMBING LEVEL 2 PLAN SOUTH	11/02/15

HVAC
H-001	HVAC LEGEND AND GENERAL NOTES	11/02/15
H-102B	HVAC LEVEL 2 PLAN SOUTH	11/02/15
H-106B	HVAC ROOF PLAN SOUTH	11/02/15
H-201	HVAC SCHEDULES	11/02/15
H-301	HVAC DETAILS	11/02/15

ELECTRICAL
E-001	ELECTRICAL LEGEND AND NOTES	11/02/15
E-002	ELECTRICAL SCHEDULES RISER DIAGRAM	11/02/15
E-003	ELECTRICAL DETAILS	11/02/15
E-004	ELECTRICAL TYPICAL NLIGHT DETAILS	11/02/15
E-102B	ELECTRICAL LIGHTING LEVEL 2 PLAN SOUTH	11/02/15
E-202B	ELECTRICAL POWER LEVEL 2 PLAN SOUTH	11/02/15

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EXHIBIT B-1

Comments to Conditionally Approved Plans

(attached hereto)

Memo

To:	MaryKay Smith
Sr. Project Manager
Cushman & Wakefield

From:	Bradley Cardoso

cc:	Kevin Casey

Date:	November 17, 2015

Re:	275 Wyman St Second Floor. Construction Document Review for Chiasma sub-tenant

Below please find Hobbs Brook Management’s review of the Tenant’s Construction Documents per Lease Section 3.2.2 and Appendix D.

A-010:

Missing wall type 3D which is used at fire extinguishers.

A-112:

Wall type is missing for undeveloped section of second floor south.

A-202:

Locate required access panel for VAV-2 in room 201. This access panel will be installed in the gypsum ceiling. I suggest that VAV-2 be moved to the ACT ceiling for ease of access and aesthetics.

Several VAV’s, FPT’s are located above gypsum soffits. Show required access panels or move equipment above ACT ceilings.

A-220:

Provide stamped structural design for the operable partition support in detail 8/220.

Provide fire rated wood blocking at the head of glass in detail 11/220.

Provide metal stud bracing for header wall in detail 11/220.

A-221:

Where is detail 1/221 being used?

A-620:

Provide certification from Kawneer and PPG stating that the “Mull It Over” product will not affect the glass or curtain wall performance

A-821:

Detail S- Provide Fire Proofing of slab if the recessed door closer reduces the concrete slab depth to below the minimum allowed in UL#D916.

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H-1068:

Roofing to be done by Greenwood Industries in order to maintain roof warranty. ACU-1 and curb to be submitted to FM Global for review of wind load resistance. Provide Acoustic engineer review of curb and ACU-1 for sound transfer and vibration.

078100-Fireproofing:

Fireproofing material to be Cafco 300, no substitutions. Owner to review patching and fireproofing condition prior to ceiling installation.

078400-Firestopping:

Firestopping to be installed by an FM Global approved installer. Contractor to submit certifications To FM Global for review.

087100:

Lock Cylinders-Best Interchangeable “7 Pin”.

Locksets to be Schlage L9000x17A-no substit

Closers to be Dorma-No substitutions. LCN and Norton are not acceptable equals.

092116:

Steel framing for walls and ceilings to be 22 gauge or thicker.

092120:

Is there any shaft-wall on this project?

104400:

Specify a cabinet with a 6” depth –Larson 2409-R7 which was used in the base building.

283100:

Add section stating that all Fire Alarm components are to be FM Global approved. FM is included in the reference standards but it should be made clearer to the sub contractor. All products to be submitted to FM Global for review.

210000:

Add section stating that all Fire Protection components are to be FM Global approved. FM is included in the reference standards but it should be made clearer to the sub contractor. All products to be submitted to FM Global for review.

HVHC:

Both VAV & FPT boxes are specified to deliver a minimum 30% primary air which is high based on the fact that the interior vav boxes don’t have reheat capability which is going to over cool most interior spaces.

Location of condensing ACU-1 is right in the middle of the walk way. It needs to be relocated closer to the Wyman Street side of the walk way between the two roof top units

Condensing unit roofing detail number 14 on page H-301 not FM Global approved.

These items are in the Hvac specifications, Not sure if they are boiler plate or not

Calls for separate control system?

2.22 AUTOMATIC TEMPERATURE CONTROL SYSTEM (DDC)

A. General

Furnish and install, as hereinafter specified, a combination direct digital/electric/electronic temperature control system and Facilities Management and Control System (FMCS).

This control system, as specified hereafter, shall be a separate stand-alone control system from the Base Core & Shell system.

Calls for override for occupancy?

Each room sensor shall also include the following auxiliary devices:

Set point Adjustment Dial

Temperature Indicator

Override Switch

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The set point adjustment dial shall allow for modification of the temperature by the occupant. Set point adjustment may be locked out, overridden or limited as to time or temperature through software by an authorized operator at the central work station, SDC or via the portable programming tool. In lieu of an integral adjustment dial, provide a separate dial mounted on a stainless steel wall plate adjacent to the sensor to perform the specified functionality.

The temperature indicator shall be a bi-metal or mercury thermometer and shall be visible without removing the sensor cover. In lieu of integral indication, provide a separate thermometer or digital readout mounted on a stainless steel wall plate adjacent to the sensor for local temperature indication. The override switch shall initiate override of the night setback mode to normal (day) operation when activated by the occupant. The override function may be locked out, overridden or limited as to the time through software by an authorized operator at the central work station Calls for Co2 control, But Hvac drawings don’t show which boxes have Co2 control and if those boxes have reheat capability to prevent over cooling in rooms indicated to have CO2 sensing, i.e. Conference Rooms, Training Rooms, Employee Lounge, & etc. The CO2 sensor shall be interlocked with the VV box controller. When the room CO2 sensor reading exceeds 530 ppm above the outside air baseline.

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EXHIBIT C

Landlord’s Removal Notice

Landlord requires Tenant, in accordance with Section 5.1.9 of the Master Lease, to remove the following items and restore any damage caused thereby upon the expiration or earlier termination of the Master Lease; provided, however, if Landlord takes over all of the right, title and interest of Tenant, as sublandlord under the Sublease, pursuant to Section 4(a) of this Consent, then without waiving any rights or remedies against Tenant to which Landlord may be entitled on account of any breach by Tenant of its obligations under the Master Lease, Subtenant shall remove such items and restore any damage caused thereby upon the expiration or earlier termination of any period under said Section 4(a) to which Subtenant is permitted or entitled to remain in the Premises:

1.	Two (2) UPS Units;

2.	The rooftop condenser and associated refrigerant piping.

As between Tenant and Subtenant, Subtenant covenants to Tenant that it will either, at Tenant’s election, (a) remove the two above-referenced items prior to expiration or earlier termination of the Sublease Term in accordance with all applicable provisions of the Master Lease, the Sublease and this Consent, or (b) reimburse Tenant within thirty (30) days after demand therefor accompanied by reasonable supporting documentation for the costs incurred by Tenant in removing such items. Tenant will make such election at least sixty (60) days prior to the expiration of the Sublease Term, or Tenant may elect not to have such items removed. Tenant’s failure to make an election by the date that is sixty (60) days prior to expiration of the Sublease Term shall be deemed an election to select clause (a) above

EXHIBIT D

Condenser Unit Conditions

Tenant shall install the rooftop condenser unit (the “Rooftop Equipment”‘) in the area shown on the plans approved by Landlord (the “Rooftop Installation Area”) at no cost or expense to Landlord in accordance with all of the provisions of the Master Lease. Tenant shall have reasonable access to the roof to maintain and operate the Rooftop Equipment subject to reasonable requirements by Landlord. Prior to commencing installation, Tenant shall obtain and provide Landlord with (a) copies of all required governmental and quasi-governmental permits, licenses and authorizations required to install and operate the Rooftop Equipment, all of which Tenant will obtain at its sole cost and expense and which Tenant will maintain at all times during the operation of the Rooftop Equipment, (b) a certificate of insurance evidencing insurance coverage as required under the Master Lease and any other insurance reasonably required by Landlord for the installation or operation of the Rooftop Equipment. Tenant shall not install or operate any Rooftop Equipment until it receives prior written approval of the plans for such work in accordance Section 3.2 of the Master Lease. Landlord may further condition its approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building or impair or void any roof warranty. All Rooftop Equipment shall be screened or otherwise reasonably designed as reasonably designated by Landlord.

Tenant shall (a) repair any damage to the roof of the Building or the Building systems caused by the installation or operation of the Rooftop Equipment, (b) operate and maintain the Rooftop Equipment so that it does not cause interference with any mechanical or other systems either located at or servicing the Building at the time of installation (c) Tenant shall always comply with the roof warranty governing the protection of the roof and modifications to the roof, and (d) install, maintain and operate the Rooftop Equipment in accordance with all applicable laws. At Landlord’s request, Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area periodically and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of the Rooftop Equipment. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and its property manager against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, contractors, or invitees. If the Rooftop Equipment installed by Tenant causes physical damage to the structural integrity of the roof, roof membrane or the Building, impairs the roof warranty, or materially interferes with any mechanical or other systems serving the Building and Landlord notifies Tenant thereof in writing, Tenant shall within ten (10) business days following written notice from Landlord, commence repair or otherwise commence remedy of any such damage, impairment or interference.

Upon the expiration or earlier termination of the Master Lease, Tenant, at its sole cost and expense, shall (i) remove the Rooftop Equipment from the Rooftop Installation Area in accordance with the provisions of the Master Lease and (ii) leave the Rooftop Installation Area in good order and repair, reasonable wear and tear excepted. If Tenant does not remove the Rooftop Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all reasonable costs and expenses so incurred.

Subtenant shall be jointly and severally liable with Tenant for the obligations of Tenant under this Exhibit D.

As between Tenant and Subtenant, from and after installation of the Rooftop Equipment until expiration of the Sublease Term, Subtenant shall keep in place, at Subtenant’s sole cost and expense, a service contract reasonably acceptable to Tenant with a vendor reasonably acceptable to Tenant, covering all Rooftop Equipment. If Subtenant fails to do so, Tenant may do so at Subtenant’s expense, to be reimbursed as additional rent under the Sublease. All of Subtenant’s maintenance and indemnity obligations with respect to the Subleased Premises under the Sublease shall apply as well to the Rooftop Equipment as if the same were part of the Premises.

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